Exhibit 99.1
EXECUTION COPY

SEPARATION AGREEMENT

among

TIME WARNER INC.,

TIME WARNER CABLE INC.,

TIME WARNER ENTERTAINMENT COMPANY, L.P.,

TW NY CABLE HOLDING INC.,

WARNER COMMUNICATIONS INC.,

HISTORIC TW INC.

and

AMERICAN TELEVISION AND COMMUNICATIONS CORPORATION

Dated as of May 20, 2008

TABLE OF CONTENTS

		Page
	ARTICLE I

	Definitions

	ARTICLE II

	The Transactions

SECTION 2.01.	TWX and WCI Consents; Consultation	14
SECTION 2.02.	Spin-Split Decision	15
SECTION 2.03.	Beginning of Internal Restructuring; TWNY Exchange	15
SECTION 2.04.	End of Internal Restructuring; The Second Internal Split-Off	16
SECTION 2.05.	Special Dividend Distribution to TWCable Stockholders	16
SECTION 2.06.	Recapitalization	17

	ARTICLE III

	The Distribution

SECTION 3.01.	Form of Distribution	18
SECTION 3.02.	The Distribution	21
SECTION 3.03.	Distribution Agent	21
SECTION 3.04.	Delivery of Shares of TWCable Capital Stock	22

	ARTICLE IV

	Additional Covenants

SECTION 4.01.	Notice to TWCable Stockholders	22
SECTION 4.02.	Financing	23
SECTION 4.03.	Filings and Listing	24
SECTION 4.04.	Reasonable Best Efforts	25
SECTION 4.05.	Further Assurances	25
SECTION 4.06.	Corporate Names; Trademarks	25
SECTION 4.07.	Prohibition on Liens on TWNY Common Stock and
	TWCable Class B Common Stock	26
SECTION 4.08.	No Changes to Capital Structure	26
SECTION 4.09.	Notification Regarding Tax Representations	27
SECTION 4.10.	Third-Party Litigation	27
SECTION 4.11.	Public Announcements	27
SECTION 4.12.	Six Flags Guarantees	28
i

		Page
SECTION 4.13.	Shared Directors and Officers	28
SECTION 4.14.	Filing of the Amended Charter	28

	ARTICLE V

	Conditions Precedent

SECTION 5.01.	Conditions Precedent to Each Party’s Obligation To
	Consummate the Transactions Contemplated in Section 2.03(b)	28
SECTION 5.02.	Conditions Precedent to the Obligation of TWX To Complete
	the Second Internal Split-Off	31
SECTION 5.03.	Conditions Precedent to the Obligation of TWCable To Declare
	and Pay the Special Dividend	31
SECTION 5.04.	Conditions Precedent to the Obligation of TWCable To
	Consummate the Recapitalization	33
SECTION 5.05.	Conditions Precedent to the Obligation of TWX
	To Consummate the Distribution	33
SECTION 5.06.	Satisfaction or Waiver of a Condition	33

	ARTICLE VI

	Representations and Warranties of the TWX Parties

SECTION 6.01.	Organization and Standing	34
SECTION 6.02.	Corporate Power and Authority	34
SECTION 6.03.	Approval of the Board of Directors	34
SECTION 6.04.	Spin-Off in Accordance with Law	34
SECTION 6.05.	No Vote Required	35
SECTION 6.06.	Conflicts; Consents and Approvals	35
SECTION 6.07.	Litigation	36
SECTION 6.08.	Brokers	36
SECTION 6.09.	WCI -- Title to TWCable Capital Stock	36
SECTION 6.10.	ATC -- Title to TWNY Common Stock	36

	ARTICLE VII

	Representations and Warranties of the TWCable Parties

SECTION 7.01.	Organization and Standing	37
SECTION 7.02.	Corporate Power and Authority	37
SECTION 7.03.	Approval of the Board of Directors	37
SECTION 7.04.	Special Dividend in Accordance with Law	37
SECTION 7.05.	No Vote Required	38
SECTION 7.06.	Conflicts; Consents and Approvals	38
SECTION 7.07.	Capitalization of TWCable.	39

EXHIBITS

Exhibit A	Supplemental Term Sheet between TWX and TWCable

Exhibit B	Second Amended and Restated Certificate of Incorporation
of TWCable

Exhibit C	Incentive Plan Amendment

SCHEDULES

Schedule 4.08(c)	TWCable Internal Restructuring

Schedule 9.09(a)	Employees granted Employee Deferred Compensation

v

               SEPARATION AGREEMENT (this “Agreement”), dated as of May 20, 2008, among TIME WARNER INC., a Delaware corporation (“TWX”), TIME WARNER CABLE INC., a Delaware corporation (“TWCable”), TIME WARNER ENTERTAINMENT COMPANY, L.P., a Delaware limited partnership (“TWE”), TW NY CABLE HOLDING INC., a Delaware corporation (“TWNY”), WARNER COMMUNICATIONS INC., a Delaware corporation (“WCI”), HISTORIC TW INC., a Delaware corporation (“Historic TW”), and AMERICAN TELEVISION AND COMMUNICATIONS CORPORATION, a Delaware corporation (“ATC”).
          WHEREAS WCI, a wholly owned Subsidiary of TWX, owns more than 80% of the outstanding shares of TWCable Class A Common Stock and owns all of the outstanding shares of TWCable Class B Common Stock;
          WHEREAS ATC, a wholly owned Subsidiary of TWX, owns a minority stake of non-voting common stock of TWNY;
          WHEREAS the Board of Directors of TWX has determined that it is in the best interests of TWX and its stockholders to dispose of TWX’s remaining beneficial interest in TWCable;
          WHEREAS the Board of Directors of TWCable and a special committee thereof (the “Special Committee”) have determined that it is in the best interests of TWCable and its stockholders for TWCable to consummate the transactions contemplated herein (including the adoption of the Amended Charter);
          WHEREAS it is the intention of TWX and TWCable that the Transactions qualify for the Intended Tax Treatment;
          WHEREAS TWCable has executed commitment letters and related term sheets with the financial institutions named therein pursuant to which such financial institutions have agreed to provide debt financing to TWCable in the amount and on the terms and conditions set forth therein for the purpose of financing the Special Dividend (the “Bridge Commitment Papers”);
          WHEREAS TWX has agreed to provide to TWCable a senior unsecured bridge supplemental term loan facility in the amount and on the terms and conditions set forth in a term sheet agreed to by TWX and TWCable and attached as Exhibit A hereto (the “Supplemental Term Sheet”);
          WHEREAS concurrently with the execution of this Agreement, TWX (or one of its Affiliates) and TWCable (or one of its Affiliates) are entering into (i) the Second Amended and Restated Tax Matters Agreement (the “Tax Matters Agreement”), (ii) a Letter Agreement providing for the extension of certain affiliation agreements between Home Box Office Inc., a wholly owned Subsidiary of TWX, and Time Warner

          Cable LLC, a Delaware limited liability company (“TWCable LLC”) and a wholly owned Subsidiary of TWCable, and a Letter Agreement with respect to the extension of certain affiliation agreements between Turner Network Sales, Inc., a Georgia corporation and a wholly owned Subsidiary of TWX, and TWCable LLC (collectively, the “Affiliation Agreements”), (iii) a Brand and Trade License Agreement between TWX and TWCable and a Brand License Agreement between Warner Bros. Consumer Products Inc., a wholly owned Subsidiary of TWX, and TWCable (collectively, the “IP Agreements”), (iv) Amendment No. 1 to the Registration Rights Agreement between TWX and TWCable dated March 31, 2003 (such amendment, the “Registration Rights Amendment”), (v) Amendment No. 1 to the Shareholder Agreement between TWX and TWCable dated April 20, 2005 (such agreement, the “Shareholder Agreement”, and such amendment, the “Shareholder Agreement Amendment”), (vi) the Transition Services Agreement (the “Transition Services Agreement”) and (vii) Amendment No. 1 to the Reimbursement Agreement among TWX, TWCable, WCI, ATC and TWE dated March 31, 2003 (such agreement, the “Reimbursement Agreement”, and such amendment, the “Reimbursement Agreement Amendment”);
          WHEREAS, in connection with the Separation, each of the general partners of TWE and the Board of Directors of TWCable have determined that it is reasonably necessary in connection with the transactions contemplated hereby for TWE to terminate, solely with respect to TWE, (i) that certain General Continuing Guarantee and Non-Competition Agreement, dated as of February 15, 1997, by and among TWE, Historic TW, Six Flags Fund, Ltd. (L.P.), SFG-I, LLC and Six Flags Over Georgia, LLC (the “Georgia Guarantee”) and (ii) that certain General Continuing Guarantee and Non-Competition Agreement, dated as of November 24, 1997, by and among TWE, Historic TW, Six Flags Over Texas Fund, Ltd., Flags’ Directors, L.L.C. and Six Flags Fund II, Ltd. (the “Texas Guarantee”); and
          WHEREAS the Parties desire to reflect their agreement with respect to certain matters relating to the Separation.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by this Agreement, the Parties agree as follows:
ARTICLE I
Definitions
          As used in this Agreement, the following terms will have the following meanings, applicable both to the singular and the plural forms of the terms described, as the context may require:
          “Action” shall mean any claim, demand, action, cause of action, suit, countersuit, arbitration, litigation, inquiry, proceeding or investigation before any Governmental Authority or any arbitration or mediation tribunal or authority.

          “Affiliate” shall mean, with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; provided, however, that, for purposes of this Agreement, neither TWCable nor any Person that is a Subsidiary of TWCable shall be deemed to be an Affiliate of TWX, and neither TWX nor any Person that is a Subsidiary of TWX shall be deemed to be an Affiliate of TWCable.
          “Affiliation Agreements” has the meaning ascribed thereto in the recitals to this Agreement.
          “Agreement” has the meaning ascribed thereto in the preamble to this Agreement.
          “Alternative Financing” has the meaning ascribed thereto in Section 4.02(a).
          “Amended Charter” has the meaning ascribed thereto in Section 2.01(a).
          “Ancillary Agreements” shall mean the Tax Matters Agreement, the Affiliation Agreements, the IP Agreements, the Registration Rights Agreement, the Shareholder Agreement Amendment, the Transition Services Agreement, the Distribution Agreement, the Reimbursement Agreement Amendment, the Bridge Commitment Papers and the Supplemental Term Sheet, in each case, including any amendments thereto.
          “ATC” has the meaning ascribed thereto in the preamble to this Agreement.
          “Authorization” shall mean any waiver, amendment, consent, approval, petition, statement, application, license, franchise, permit (including construction permits), certificate, exemption, waiver, variance or authorization of, expiration or termination of any waiting period requirement or other action by, or notice, filing, registration, qualification, declaration or designation with, any Person (including any Governmental Authority); provided, however, that the term “Authorization” shall not include the IRS Ruling.
          “Benefit Agreement” shall mean any Benefit Plan that is an employment, consulting, deferred compensation, executive compensation, change in control, split dollar life insurance, special retiree medical, sale bonus, incentive bonus, severance or other compensatory agreement between any employee or former employee of any member of the TWX Group or any member of the TWCable Group, on the one hand, and any member of the TWX Group or any member of the TWCable Group, on the other hand.
          “Benefit Plan” shall mean, with respect to an entity, each plan, program, agreement or arrangement that is an employment, consulting, deferred compensation, executive compensation, incentive bonus or other bonus, employee pension, profit sharing, savings, retirement, supplemental retirement, stock option, stock purchase, stock appreciation right, restricted stock, restricted stock unit, deferred stock unit, other equity-

based compensation, severance pay, salary continuation, life, death benefit, health, hospitalization, sick leave, vacation pay, disability or accident insurance or other employee benefit plan, program, agreement or arrangement, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) sponsored or maintained by such entity or to which such entity is a party.
          “Bridge Commitment Papers” has the meaning ascribed thereto in the recitals to this Agreement.
          “Clean-Up Dividend” has the meaning ascribed thereto in Section 3.01(a).
          “Code” shall mean the Internal Revenue Code of 1986, as amended.
          “Communications Act” shall mean the Communications Act of 1934, as amended, and the rules, regulations and published orders of the FCC thereunder.
          “DGCL” shall mean the Delaware General Corporation Law.
          “Deferred Compensation Accounts” has the meaning ascribed thereto in Section 9.09(a).
          “Defined Contribution Trust” has the meaning ascribed thereto in Section 9.08.
          “Distribution” shall mean the distribution by TWX to some (or all) of its stockholders of all of the shares of TWCable Capital Stock held by TWX after the TWNY Exchange, the Internal Restructuring and the Recapitalization, as a Spin-Off, Split-Off or combination thereof.
          “Distribution Agent” has the meaning ascribed thereto in Section 3.03.
          “Distribution Agreement” has the meaning ascribed thereto in Section 3.03.
          “Distribution Method Notification” has the meaning ascribed thereto in Section 2.02(a).
          “Distribution Record Date” shall mean the closing of business on a date to be determined by the Board of Directors of TWX in accordance with Section 3.02(a) as the record date for determining the stockholders of TWX entitled to receive shares of TWCable Capital Stock in the Distribution if the Distribution is effected, in whole or in part, as a pro-rata dividend (whether a Clean-Up Dividend or a Spin-Off).
          “Eligible Holders” shall mean (i) to the extent that the Distribution is effected as a Spin-Off, the holders of Eligible Shares and (ii) to the extent that the Distribution is effected as a Split-Off, the holders of Eligible Shares validly tendered and not withdrawn pursuant to an exchange offer as provided in Section 3.01(c).

          “Eligible Shares” shall mean (i) to the extent that the Distribution is effected as a Spin-Off or in connection with a Clean-Up Dividend, the shares of TWX Common Stock outstanding on the Distribution Record Date and (ii) to the extent that the Distribution is effected as a Split-Off, the shares of TWX Common Stock outstanding and eligible for acceptance in the exchange offer.
          “Employee Deferred Compensation” has the meaning ascribed thereto in Section 9.09(a).
          “Erie” has the meaning ascribed thereto in Section 4.06.
          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
          “Existing TWCable Employee” shall mean an employee of any member of the TWCable Group immediately prior to the Transfer Time.
          “FCC” shall mean the United States Federal Communications Commission, including a bureau or subdivision thereof acting on delegated authority.
          “FCC Consents” shall mean the grants by the FCC of its consents to, or approval of, the transfer of control of the FCC Licenses of TWCable or any of its Subsidiaries, that are required to be obtained to complete the Distribution in full, pursuant to appropriate applications filed by the Parties with the FCC, as contemplated by this Agreement.
          “FCC Licenses” shall mean, with respect to any Person, Authorizations issued by the FCC in connection with the business or operations of such Person or its Subsidiaries.
          “First Internal Split-Off” has the meaning ascribed thereto in the Tax Matters Agreement.
          “Franchise” shall mean each franchise (as such term is defined in the Communications Act) and related agreements, ordinances, permits, certificates or other authorizations issued or granted by a Governmental Authority authorizing the construction, upgrade, maintenance or operation of any part of the Systems.
          “Georgia Guarantee” has the meaning ascribed thereto in the recitals to this Agreement.
          “Governmental Authority” shall mean any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board, bureau or similar body, whether Federal, state, provincial, territorial, local or foreign.
          “Government Order” shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
          “Group” shall mean the TWCable Group and/or the TWX Group, as the context requires.
          “Historic TW” has the meaning ascribed thereto in the preamble to this Agreement.
          “Incentive Plan Amendment” has the meaning ascribed thereto in Section 2.01(a).
          “Information” shall mean all information, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including non-public financial information, studies, reports, records, books, work papers, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, blueprints, diagrams, models, samples, flow charts, data (including computer data), disks, tapes, computer programs or software, marketing plans, communications by or to attorneys (including attorney-client privileged communications), memoranda and other materials prepared by attorneys or under their direction (including attorney work product) and other technical, financial, legal, employee or business information or data.
          “Information Statement” means the information statement filed on Schedule 14C under the Exchange Act and distributed to the stockholders of TWCable in connection with the WCI Consents.
          “Intellectual Property” has the meaning ascribed thereto in Section 4.06.
          “Intended Tax Treatment” has the meaning ascribed thereto in the Tax Matters Agreement.
          “IP Agreements” has the meaning ascribed thereto in the recitals to this Agreement.
          “IRS” has the meaning ascribed thereto in the Tax Matters Agreement.
          “IRS Ruling” has the meaning ascribed thereto in the Tax Matters Agreement.
          “Internal Restructuring” has the meaning ascribed thereto in the Tax Matters Agreement.
          “Internal Restructuring Completion Notification” has the meaning ascribed thereto in Section 2.04(b).

          “Law” shall mean any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction or decree of any Governmental Authority (including the Memorandum Opinion and Order issued by the FCC in July 2006 in connection with the regulatory clearance of the acquisition of assets comprising, in the aggregate, substantially all of the cable systems of Adelphia Communications Corporation, by TWCable and Comcast Corporation) or principles of common law or equity (including negligence and strict liability) enacted, entered, promulgated or applied by a Governmental Authority.
          “LFA Approvals” shall mean all consents, approvals or waivers required to be obtained from Governmental Authorities with respect to the Franchises in connection with the Separation.
          “Liabilities” shall mean any and all losses, claims, charges, debts, damages, obligations, fines, penalties, payments, costs and expenses, reckonings, indemnities and similar obligations, covenants, controversies, guarantees, make-whole agreements and similar obligations, and other liabilities and requirements, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, on or off-balance sheet, whenever arising, and including those directly or indirectly arising under any Law, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys’ fees and any and all costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), Government Order or any award of any arbitrator or mediator of any kind, and those arising under any contract, guarantee, commitment or undertaking, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, or otherwise, including those arising under this Agreement, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.
          “Lien” shall mean, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind, other than pursuant to this Agreement, in respect of such property or asset.
          “Material Adverse Effect” shall mean either (i) a material adverse effect on the business, financial condition, assets or results of operations of TWX or TWCable (in each case including their respective Subsidiaries, taken as a whole, after giving effect to the Separation), as applicable, or (ii) any change or effect that prohibits or materially impairs the ability of any Party or its respective Affiliates to consummate the Separation.
          “MYSTRO IP Agreement” has the meaning ascribed thereto in Section 4.06.
          “NYSE” shall mean the New York Stock Exchange or such other exchange or national market on which the TWCable Class A Common Stock or TWCable Common Stock shall then be listed.

          “Parties” shall mean all of TWX, TWCable, TWE, TWNY, WCI, Historic TW and ATC, and, in the singular, shall mean one of them as the context requires.
          “Person” shall mean an individual or a partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or other entity, without regard to whether such entity is treated as disregarded for U.S. Federal income tax purposes.
          “Pension Trust” has the meaning ascribed thereto in Section 9.08.
          “Post-Separation TWCable Employee” shall mean an Existing TWCable Employee or a Transferred Employee.
          “Pre-Separation Claims Based Insurance Claim” shall mean any claim made on or prior to the Separation Date in respect of a Liability occurring on or prior to the Separation Date under a “claims-made based” insurance policy of any member of the TWX Group in effect on or prior to the Separation Date.
          “Pre-Separation Insurance Claim” shall mean a Pre-Separation Claims Based Insurance Claim or Pre-Separation Occurrence Based Insurance Claim.
          “Pre-Separation Occurrence Based Insurance Claim” shall mean any Action (whether made prior to, on or following the Separation Date) in respect of a Liability occurring on or prior to the Separation Date under an “occurrence based” insurance policy of any member of the TWX Group in effect on or prior to the Separation Date.
          “Pre-Separation Occurrence Based Insurance Claims” has the meaning ascribed thereto in Section 10.02(b).
          “Recapitalization” has the meaning ascribed thereto in Section 2.06.
          “Registration Rights Agreement” shall mean the Registration Rights Agreement between TWX and TWCable, dated March 31, 2003, as amended by the Registration Rights Amendment.
          “Registration Rights Amendment” has the meaning ascribed thereto in the recitals to this Agreement.
          “Registration Statement” shall mean any registration statement filed by TWCable pursuant to the Securities Act in connection with the Separation, as amended.
          “Reimbursement Agreement” has the meaning ascribed thereto in the recitals to this Agreement.
          “Reimbursement Agreement Amendment” has the meaning ascribed thereto in the recitals to this Agreement.

          “SEC” shall mean the U.S. Securities and Exchange Commission.
          “Second Internal Split-Off” has the meaning ascribed thereto in the Tax Matters Agreement.
          “Section 5.03 Termination Event” has the meaning ascribed thereto in Section 3.01(c)(iv).
          “Securities Act” shall mean the Securities Act of 1933, as amended.
          “Separation” shall mean the Transactions, taken together.
          “Separation Date” shall mean (i) if the Distribution is effected in whole as a Spin-Off, the Distribution Record Date and (ii) if the Distribution is effected in whole or in part as a Split-Off, the date on which validly tendered Eligible Shares are accepted for payment (regardless of whether a Clean-Up Dividend is necessary).
          “Shareholder Agreement” has the meaning ascribed thereto in the recitals to this Agreement.
          “Shareholder Agreement Amendment” has the meaning ascribed thereto in the recitals to this Agreement.
          “Shares Release Notification” shall mean irrevocable instructions from TWX to deliver the appropriate number of shares of TWCable Capital Stock to Eligible Holders, as determined in accordance with Section 3.02(a), 3.02(b) or 3.02(c), as applicable.
          “Special Committee” has the meaning ascribed thereto in the recitals to this Agreement.
          “Special Dividend” has the meaning ascribed thereto in Section 2.05(a).
          “Special Dividend Availability” shall mean the sum of (i) the outstanding unused commitments under the Bridge Commitment Papers or the Special Dividend Financing Facility, plus (ii) the outstanding unused commitments available for borrowing under (after giving effect to the aggregate outstanding amount of undrawn letters of credit issued under) TWCable’s existing $6,000,000,000 Five-Year Revolving Credit Facility, dated as of February 15, 2006, as such credit facility and/or related documents may be amended, restated, supplemented, renewed, extended, refunded, replaced, restructured, refinanced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders and irrespective of changes in the number of facilities, amounts, terms and conditions thereof (the “Revolving Credit Agreement”), to the extent available to fund a portion of the Special Dividend, plus (iii) the outstanding unused commitments under any Alternative Financing, plus (iv) such of the TWCable Group’s cash and Cash Equivalents (as such term is defined in the Revolving Credit Agreement) on hand that TWCable will use solely for the purpose of funding a portion of the Special Dividend.

          “Special Dividend Declaration Date” shall mean the date on which the Special Dividend is declared by the TWCable Board of Directors.
          “Special Dividend Financing Facility” has the meaning ascribed thereto in Section 4.02(a).
          “Special Dividend Payment Date” shall mean the date on which the Special Dividend is distributed to stockholders of TWCable entitled to receive the Special Dividend as set forth in Section 2.05(e).
          “Special Dividend Record Date” shall mean the close of business on a date to be determined by the Board of Directors of TWCable pursuant to Section 2.05(b) or 2.05(c), as applicable, as the record date for determining the stockholders of TWCable entitled to receive the Special Dividend.
          “Spin-Off” has the meaning ascribed thereto in Section 2.02.
          “Split-Off” has the meaning ascribed thereto in Section 2.02.
          “Subsidiary” shall mean, with respect to a specified Person, a partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, or other entity at least 50% of the outstanding voting or equity interests of which are owned by such specified Person or by one or more other Subsidiaries of such specified Person; provided, however, that for the purposes of this Agreement, neither TWCable nor any member of the TWCable Group shall be considered a Subsidiary of TWX.
          “Supplemental Credit Agreement” has the meaning ascribed thereto in Section 4.02(b).
          “Supplemental Credit Facility” has the meaning ascribed thereto in Section 4.02(b).
          “Supplemental Term Sheet” has the meaning ascribed thereto in the recitals to this Agreement.
          “Systems” shall mean all Cable Systems (as defined in the Communications Act) that are owned or operated by TWCable.
          “Taxes” has the meaning ascribed thereto in the Tax Matters Agreement.
          “Tax Documents” shall mean the IRS Ruling and the TWX Tax Opinion.
          “Tax Matters Agreement” has the meaning ascribed thereto in the recitals to this Agreement.
          “Texas Guarantee” has the meaning ascribed thereto in the recitals to this Agreement.

          “TRA” has the meaning ascribed thereto in Section 9.11.
          “Transactions” shall mean the TWNY Exchange, the Internal Restructuring, the Recapitalization, the Special Dividend and the Distribution.
          “Transfer Time” has the meaning ascribed thereto in Section 9.01(a).
          “Transferred Employee” has the meaning ascribed thereto in Section 9.01(a).
          “Transition Services Agreement” has the meaning ascribed thereto in the recitals to this Agreement.
          “Trust Stock” has the meaning ascribed thereto in Section 3.01(e).
          “TWCable” has the meaning ascribed thereto in the preamble to this Agreement and its successors and assigns.
          “TWCable Benefit Agreement” shall mean any Benefit Agreement to which any member of the TWCable Group is a party and to which any member of the TWX Group is not a party.
          “TWCable Benefit Plan” shall mean any Benefit Plan sponsored or maintained by any member of the TWCable Group. For the avoidance of doubt, no member of the TWCable Group shall be deemed to sponsor or maintain any Benefit Plan if its relationship to such Benefit Plan is solely to administer or provide to TWX any reimbursement in respect of such Benefit Plan.
          “TWCable Business” shall mean the business of the TWCable Group as currently conducted and as expected to be conducted after giving effect to the Separation.
          “TWCable Cafeteria Plan” has the meaning ascribed thereto in Section 9.10.
          “TWCable Capital Stock” shall mean, (i) prior to the Recapitalization, collectively, the TWCable Class A Common Stock and the TWCable Class B Common Stock and (ii) from and after the Recapitalization, the TWCable Common Stock.
          “TWCable Class A Common Stock” shall mean the class A common stock of TWCable, par value $0.01 per share.
          “TWCable Class B Common Stock” shall mean the class B common stock of TWCable, par value $0.01 per share.
          “TWCable Common Stock” shall mean the common stock, par value $0.01 per share, of TWCable into which the issued and outstanding shares of TWCable Class A Common Stock and TWCable Class B Common Stock are reclassified in connection with the Recapitalization.

          “TWCable Excess Benefit Pension Plan” shall mean the Time Warner Cable Excess Benefit Pension Plan, effective June 18, 2004.
          “TWCable 401(k) Plan” has the meaning ascribed thereto in Section 9.06.
          “TWCable Group” shall mean, at any time, TWCable and each of its Subsidiaries.
          “TWCable LLC” has the meaning ascribed thereto in the recitals to this Agreement.
          “TWCable Parties” shall mean TWCable, TWE and TWNY.
          “TWCable Preferred Stock” has the meaning ascribed thereto in Section 7.07(a).
          “TWCable SEC Documents” has the meaning ascribed thereto in Section 7.10.
          “TWCable Tax Opinion” shall mean the written opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP issued to TWCable and to the effect that each of the Transactions should qualify for the Intended Tax Treatment, such written opinion in form and substance satisfactory to TWCable in its sole discretion; provided, however, that such opinion may rely on the IRS Ruling with respect to the legal issues addressed therein.
          “TWCable Tax Representations” has the meaning ascribed to the term “Cable Tax Representations” in the Tax Matters Agreement.
          “TWCable Welfare Plans” has the meaning ascribed thereto in Section 9.04(a).
          “TWE” has the meaning ascribed thereto in the preamble to this Agreement.
          “TWE-A/N” has the meaning ascribed thereto in Section 4.06.
          “TWE Deferred Compensation Plan” shall mean the Time Warner Entertainment Deferred Compensation Plan, as amended and restated as of August 1, 2001.
          “TWNY” has the meaning ascribed thereto in the preamble to this Agreement.
          “TWNY Class A Common Stock” shall mean the class A common stock of TWNY, par value $0.01 per share.
          “TWNY Class B Common Stock” shall mean the class B common stock of TWNY, par value $0.01 per share.

          “TWNY Common Stock” shall mean, collectively, the TWNY Class A Common Stock and the TWNY Class B Common Stock.
          “TWNY Exchange” has the meaning ascribed thereto in Section 2.03(b)(ii)(B).
          “TWNY Exchange Date” has the meaning ascribed thereto in Section 2.03(a).
          “TWNY Exchange Date Notification” has the meaning ascribed thereto in Section 2.03(a).
          “TWNY LLC” has the meaning ascribed thereto in Section 4.08(a)
          “TWX” has the meaning ascribed thereto in the preamble to this Agreement.
          “TWX Benefit Agreement” shall mean any Benefit Agreement to which any member of the TWX Group is a party and to which any member of the TWCable Group is not a party.
          “TWX Benefit Plan” shall mean any Benefit Plan sponsored or maintained by any member of the TWX Group. For the avoidance of doubt, no member of the TWX Group shall be deemed to sponsor or maintain any Benefit Plan if its relationship to such Benefit Plan is solely to administer or provide to TWCable any reimbursement in respect of such Benefit Plan.
          “TWX Cafeteria Plan” has the meaning ascribed thereto in Section 9.10.
          “TWX Common Stock” shall mean the common stock of TWX, $0.01 par value per share.
          “TWX Equity Compensation Award” has the meaning ascribed thereto in Section 9.13.
          “TWX Excess Benefit Pension Plan” shall mean the Time Warner Excess Benefit Pension Plan, as amended and restated as of May 1, 2008.
          “TWX Excess Profit Sharing Plan” shall mean the Time Warner Excess Profit Sharing Plan, effective as of January 1, 1997.
          “TWX Group” shall mean, at any time, TWX and each of its Subsidiaries.
          “TWX Nonqualified Plan” has the meaning ascribed thereto in Section 9.09(c).
          “TWX Parties” shall mean all of TWX, ATC, Historic TW and WCI, and, in the singular, shall mean one of them as the context requires.

          “TWX Pension Plan” has the meaning ascribed thereto in Section 9.05.
          “TWX Tax Opinion” shall mean the written opinion of Cravath, Swaine & Moore LLP issued to TWX and to the effect that each of the Transactions should qualify for the Intended Tax Treatment, such written opinion in form and substance satisfactory to TWX in its sole discretion; provided, however, that such opinion may rely on the IRS Ruling with respect to the legal issues addressed therein.
          “TWX Tax Representations” has the meaning ascribed thereto in the Tax Matters Agreement.
          “TWX 1993 Deferred Compensation Plan” shall mean the Time Warner Deferred Compensation Plan, established September 15, 1993 and renamed in November 1998 as the Time Warner Deferred Compensation (pre-1999) Plan.
          “TWX 2004 Deferred Compensation Plan” shall mean the Time Warner Inc. Deferred Compensation Plan, as amended January 1, 2004.
          “TWX 2005 Deferred Compensation Plan” shall mean the Time Warner Inc. Deferred Compensation Plan, as amended and restated as of January 1, 2005.
          “TWX Welfare Plans” has the meaning ascribed thereto in Section 9.04(a).
          “TWX 401(k) Plan” has the meaning ascribed thereto in Section 9.06.
          “Vendor Contract” has the meaning ascribed thereto in Section 9.16(a).
          “WCI” has the meaning ascribed thereto in the preamble to this Agreement.
          “WCI Consents” has the meaning ascribed thereto in Section 2.01(a).
ARTICLE II
The Transactions
          SECTION 2.01. TWX and WCI Consents; Consultation. (a)  WCI, as majority stockholder of TWCable, hereby consents: (i) pursuant to Section 312.03 of the NYSE Listed Company Manual, to the issuance of TWCable Class A Common Stock in connection with the TWNY Exchange, (ii) to the adoption of the Second Amended and Restated Certificate of Incorporation of TWCable, in the form of Exhibit B hereto (the “Amended Charter”) and (iii) to the Amendment, dated May 20, 2008, to the 2006 Stock Incentive Plan of TWCable, attached as Exhibit C hereto (the “Incentive Plan Amendment”), each in accordance with Section 228 of the DGCL (together, the “WCI Consents”).

          (b)  TWX hereby consents and agrees that the calculation of Indebtedness (as defined in the Shareholder Agreement) for the purpose of Section 2(a) of the Shareholder Agreement shall exclude any Indebtedness incurred pursuant to the Bridge Commitment Papers (or any Alternative Financing) and any Indebtedness which reduces, on a dollar-for-dollar basis, the commitments of the lenders under the Bridge Commitment Papers and/or any Alternative Financing.
          (c)  The Parties shall consult with each other and use reasonable best efforts to compress the time period between the TWNY Exchange and the Distribution, subject to full compliance with applicable Law and the rules and regulations of the NYSE. In furtherance of the foregoing, the Parties shall consult with each other prior to the satisfaction of the conditions set forth in Sections 5.01(a)(i), 5.01(a)(ii), 5.01(a)(iv), 5.01(b)(i) and 5.01(c)(i) with respect to the anticipated form of Distribution in order to determine the appropriate time for TWCable to file any Registration Statement and/or Information Statement required in connection with the Distribution; provided, however, that any decision with respect to the form of Distribution shall in all events remain within TWX’s sole discretion after consultation with TWCable. To the extent that any action contemplated by this Article II or Article III is not taken on the day such action is contemplated to be taken, then the Parties shall take such action as promptly as reasonably practicable thereafter and, if necessary, make appropriate reasonable adjustments to the timing of any subsequent action affected thereby.
          SECTION 2.02. Spin-Split Decision. (a)  TWX may elect to effect the Distribution in the form of either a dividend of shares of TWCable Capital Stock distributed to Eligible Holders on a pro rata basis (a “Spin-Off”), an exchange of TWCable Capital Stock for Eligible Shares (a “Split-Off”) or a combination thereof. TWX may make such election by written notice to TWCable (the “Distribution Method Notification”), at any time, in its sole discretion after consultation with TWCable, but in any event not later than five days after the conditions set forth in Sections 5.01(a)(i), 5.01(a)(ii), 5.01(a)(iv), 5.01(b)(i) and 5.01(c)(i) have been satisfied or waived by the Parties entitled to the benefits thereof.
          (b)  If TWX does not deliver the Distribution Method Notification by the later of (i) five days following receipt by TWX of a written notice from TWCable as to the satisfaction of the conditions set forth in Sections 5.01(a)(i), 5.01(a)(ii), 5.01(a)(iv) and 5.01(c)(i) and (ii) the expiration of the five-day period contemplated in Section 2.02(a), TWX shall be deemed to have elected to effect the Distribution in the form of a Spin-Off and the applicable later fifth day shall be deemed to be the date of delivery of the Distribution Method Notification; provided, however, that if TWX initially elects to effect the Distribution in the form of a Split-Off, subsequent to such election, TWX may, in its sole discretion after consultation with TWCable, at any time prior to the delivery of the TWNY Exchange Date Notification, by written notice to TWCable, change the form in which the Distribution is effected to a Spin-Off.
          SECTION 2.03. Beginning of Internal Restructuring; TWNY Exchange. (a)  Within three business days following the later of the delivery by TWX of the Distribution Method Notification and satisfaction of the condition set forth in

Section 5.01(a)(iii), TWX shall deliver a written notice (the “TWNY Exchange Date Notification”) specifying (i) the date on which the TWNY Exchange shall occur (the “TWNY Exchange Date”) and (ii) the date of (A) the scheduled expiration of the exchange offer, if TWX elects to effect all or a portion of the Distribution as a Split-Off, or (B) the Distribution Record Date, if TWX elects to effect the Distribution in whole as a Spin-Off; provided, however, that the TWNY Exchange Date shall not be later than the 11th business day preceding (1) the then-scheduled expiration of the exchange offer, if TWX elects to effect all or a portion of the Distribution as a Split-Off, or (2) the Distribution Record Date, if TWX elects to effect the Distribution in whole as a Spin-Off.
          (b)  After delivery of the TWNY Exchange Date Notification, and, in any event no later than two business days following the TWNY Exchange Date Notification, subject to the satisfaction or the waiver of the conditions set forth in Section 5.01:
     (i) TWX shall complete the steps of the Internal Restructuring up to and including the First Internal Split-Off; and
     (ii) immediately following the First Internal Split-Off:
     (A) Historic TW shall transfer to TWCable good and marketable title to all shares of TWNY Common Stock then held by Historic TW, free and clear of all Liens, by delivering to TWCable certificates representing all such shares, accompanied by duly executed instruments of transfer; and
     (B) in consideration therefor, TWCable shall issue to Historic TW 80,000,000 fully paid and nonassessable shares of TWCable Class A Common Stock and deliver to Historic TW, or its designee, certificates representing all such shares (or authorize the related book-entry transfer thereof) (the transactions contemplated by this Section 2.03(b)(ii) being the “TWNY Exchange”).
          SECTION 2.04. End of Internal Restructuring; The Second Internal Split-Off. (a)  Subject to the satisfaction, or waiver by TWX, of the conditions set forth in Section 5.02, on the TWNY Exchange Date, immediately upon completion of the TWNY Exchange, Historic TW shall complete the Second Internal Split-Off.
          (b)  Immediately upon completion of the Second Internal Split-Off, TWX shall notify TWCable that the Internal Restructuring has been completed (the “Internal Restructuring Completion Notification”).
          SECTION 2.05. Special Dividend Distribution to TWCable Stockholders. (a)  Subject to the satisfaction or waiver of the conditions set forth in Section 5.03(a), as promptly as practicable, and in no event later than one business day, following the receipt of the Internal Restructuring Completion Notification, the Board of Directors of TWCable or any duly constituted committee thereof, in accordance with applicable Law and the rules and regulations of the NYSE, shall declare a special cash dividend to be distributed on a pro rata basis to the holders of the TWCable Capital Stock in an amount equal to $10.27 per share of the TWCable Capital Stock (the “Special

Dividend”) and shall establish a date and time as the record date for the determination of stockholders of TWCable who are entitled to receive the Special Dividend (the “Special Dividend Record Date”), which date and time shall be (i) determined in accordance with Section 2.05(b) or 2.05(c), as applicable, and (ii) in any event, at least 10 days after the Special Dividend Declaration Date. The Parties agree that the payment of the Special Dividend shall be subject to the conditions set forth in Section 5.03(b).
          (b)  If TWX elects to effect the Distribution in whole as a Spin-Off, the Board of Directors of TWCable or any duly constituted committee thereof shall establish the Special Dividend Record Date to be not later than 5:00 p.m., New York City time, on the business day immediately preceding the Distribution Record Date.
          (c)  If TWX elects to effect all or a portion of the Distribution as a Split-Off, the Board of Directors of TWCable or any duly constituted committee thereof shall establish the Special Dividend Record Date to be not later than 5:00 p.m., New York City time, on the business day on which the exchange offer (at the time of declaration of the Special Dividend) is scheduled to expire.
          (d)  Immediately following the establishment of the Special Dividend Record Date, and in any event at least 10 days prior to the Special Dividend Record Date, TWCable shall deliver to the NYSE notice regarding the Special Dividend.
          (e)  The Special Dividend Payment Date shall be on, or the business day immediately following, the Special Dividend Record Date.
          (f)  TWCable shall not take or cause to be taken or omit to take any action that would be reasonably expected to result in a determination pursuant to applicable Law that, immediately after and as a result of the payment of the Special Dividend, TWCable (i) became insolvent at the Special Dividend Payment Date, (ii) was left with unreasonably small capital with which to engage in its business or (iii) incurred debts beyond its ability to pay such debts as they mature, such that the payment of the Special Dividend may be deemed a fraudulent conveyance or impermissible dividend or distribution under applicable Law.
          (g)  TWCable shall be entitled to withhold from the Special Dividend payable to the holder of any shares of TWCable Capital Stock outstanding as of the Special Dividend Record Date such amounts as are required to be withheld with respect to the making of such payments under applicable Law with respect to Taxes. Any amounts withheld in accordance with this Section 2.05(g) shall be treated for all purposes of this Agreement as having been paid to the Persons otherwise entitled thereto. Notwithstanding the foregoing provisions of this Section 2.05(g), TWCable shall not withhold any amounts with respect to the portion of the Special Dividend payable to TWX.
          SECTION 2.06. Recapitalization. Subject to the satisfaction, or waiver by the Parties entitled to the benefits thereof, of the conditions set forth in Section 5.04(a), on the day of, or the business day immediately following, the Special

Dividend Payment Date, TWCable shall cause to be filed with the Secretary of State of the State of Delaware the Amended Charter, which filing shall provide that the Amended Charter shall become immediately effective upon filing. Pursuant to the terms of the Amended Charter, each of the outstanding shares of the TWCable Class A Common Stock and TWCable Class B Common Stock shall be automatically converted to one fully paid and nonassessable share of TWCable Common Stock (the transactions contemplated by this Section 2.06 being the “Recapitalization”).
ARTICLE III
The Distribution
          SECTION 3.01. Form of Distribution. (a)  If, in its sole discretion after consultation with TWCable, TWX elects to effect all or a portion of the Distribution as a Spin-Off, the Board of Directors of TWX, in accordance with applicable Law and the rules and regulations of the NYSE and after consultation with TWCable, shall establish the Distribution Record Date and the appropriate procedures and conditions in connection with the Distribution; provided, however, that (i) if the Distribution is to be effected in whole as a Spin-Off, the only conditions to the making of the Distribution once declared by the Board of Directors of TWX shall be as set forth in Section 5.05, (ii) if the Distribution is to be effected as a Split-Off followed by a pro rata dividend (a “Clean-Up Dividend”) of the shares of TWCable Capital Stock held by TWX following consummation or termination of the exchange offer, the only conditions to the making of the Clean-Up Dividend once declared by the Board of Directors of TWX shall be as set forth in Section 5.05 and (iii) if the Distribution is being effected in whole as a Spin-Off, the Distribution Record Date shall not be later than 13 business days following the date of the delivery of the TWNY Exchange Date Notification.
          (b)  If, in its sole discretion after consultation with TWCable, TWX elects to effect all or a part of the Distribution as a Split-Off, at the time of commencement of the exchange offer, TWX shall set the Distribution Record Date for the Clean-Up Dividend, if any, no later than the 21st day following the date on which validly tendered Eligible Shares are accepted for payment (or such earlier date as permitted by the NYSE or under its rules) or, if the exchange offer is terminated without any Eligible Shares having been accepted for payment, following the date of termination of the exchange offer.
          (c)  If TWX elects to effect all or a portion of the Distribution as a Split-Off, TWX shall, in its sole discretion after consultation with TWCable, determine the timing, terms and conditions of such exchange offer, the period during which such exchange offer shall remain open, including the number of shares of TWCable Capital Stock that shall be offered for each validly tendered Eligible Share, the procedures for the tender and exchange of shares and all other provisions of such exchange offer, which shall comply with securities law requirements and NYSE requirements applicable to such exchange offer in all material respects; provided, however, that:

     (i) such exchange offer shall commence no later than five business days after the later of (A) the delivery of the Distribution Method Notification and (B) the satisfaction of the condition set forth in Section 5.01(a)(iii);
     (ii) such exchange offer shall expire no later than 20 business days following the later of (A) the satisfaction of the condition set forth in Section 5.01(a)(iii) and (B) the commencement of the exchange offer, unless, in either case, a longer period is otherwise required by Law;
     (iii) TWX shall not amend any term of such exchange offer if such amendment would, under applicable Law, require an extension beyond the expiration of the 20 business day period contemplated by clause (ii) above;
     (iv) TWX shall have the right, prior to the receipt by TWX of its share of the Special Dividend, to terminate the exchange offer if at any time following the commencement thereof and prior to the Special Dividend Payment Date any of the conditions set forth in Section 5.03(a)(ii), 5.03(a)(iii), 5.03(a)(iv) or 5.03(a)(v) shall no longer be satisfied as of such time (any such event, a “Section 5.03 Termination Event”);
     (v) TWX shall extend the exchange offer if, following receipt by TWX of its share of the Special Dividend, the Recapitalization has not occurred or any Government Order or other legal restraint or prohibition preventing the Distribution shall be in effect; provided, however, that TWX may terminate the exchange offer in such circumstances if (x) TWCable shall have failed to use reasonable best efforts to (i) effect the Recapitalization and (ii) take all actions reasonably necessary to remove such Government Order or other legal restraint or prohibition and (y) TWX shall have used reasonable best efforts to take all actions reasonably necessary to remove such Government Order or other legal restraint or prohibition, in each case, in accordance with Section 4.04(b) as of such time; provided further, however, that for as long as TWCable Capital Stock owned by TWX is deposited with the Distribution Agent, TWCable shall not, and shall cause its directors, officers and representatives not to, take any action that requires, or could result in requiring, a TWCable stockholder vote except as otherwise required by Law; and
     (vi) the conditions to the exchange offer shall be limited to those in Sections 5.04 and 5.05 and other customary conditions.
          (d)  If TWX elects to effect all or a portion of the Distribution as a Split-Off, no earlier than the date of delivery of the Internal Restructuring Completion Notification and no later than five trading days prior to the expiration of the exchange offer, TWCable shall use reasonable best efforts to borrow the necessary funds under the Special Dividend Financing Facility and deposit such funds in an escrow account or other similar arrangement as contemplated under the Bridge Commitment Papers and on terms reasonably satisfactory to TWX. Such funds shall be (i) distributed to the Special Dividend paying agent for distribution to TWCable stockholders as contemplated by

Section 2.05, or (ii) if this Agreement is terminated prior to the Special Dividend Payment Date or, upon a Section 5.03 Termination Event, paid to TWCable.
          (e)  TWX shall, or shall cause the members of the TWX Group to, deposit (subject to Section 3.01(f)(iv)) all the TWCable Capital Stock held by any member of the TWX Group as of such time (the “Trust Stock”) with the Distribution Agent pursuant to the Distribution Agreement (i) if TWX elects to effect all or a portion of the Distribution as a Split-Off, at the time TWCable borrows under the Special Dividend Financing Facility, or (ii) if TWX elects to effect the Distribution in whole as a Spin-Off, simultaneously with the receipt by TWX of the Special Dividend with respect to TWCable Capital Stock owned by TWX.
          (f)  The Distribution Agreement (the terms of which shall be reasonably satisfactory to TWX and TWCable) shall provide that:
     (i) if TWX elects to effect all or a portion of the Distribution as a Split-Off, subject to Sections 3.01(f)(iii) and 3.01(f)(iv), the Distribution Agent shall hold the Trust Stock (A) for the benefit of TWX, from the time of the deposit until the Eligible Shares are accepted for payment, and (B) for the benefit of the Eligible Holders after the Eligible Shares are accepted for payment until completion of the Distribution;
     (ii) if TWX elects to effect all of the Distribution as a Spin-Off, subject to Sections 3.01(f)(iii) and 3.01(f)(iv), the Distribution Agent shall hold the Trust Stock (A) for the benefit of TWX, from the time of the deposit until the Distribution Record Date, and (B) for the benefit of the Eligible Holders after the Distribution Record Date until completion of the Distribution;
     (iii) during the time that the Trust Stock shall be in its possession, the Distribution Agent shall vote all shares of Trust Stock with respect to all matters voted on by the stockholders of TWCable (whether at a regular or special meeting or pursuant to a written consent) in the same proportion as all other shares of TWCable Capital Stock are voted with respect to such matters; and
     (iv) if (A) TWX elects to effect all or a portion of the Distribution as a Split-Off, (B) TWX has not received its share of the Special Dividend and (C) this Agreement or the exchange offer is terminated because of the occurrence of a Section 5.03 Termination Event or the exchange offer expires without shares of TWX Common Stock being accepted for payment by reason of the occurrence of a Section 5.03 Termination Event or the failure of the conditions set forth in Sections 5.04(a)(ii) or 5.05(b) as of such time, then the Distribution Agent shall immediately return the Trust Stock then held by the Distribution Agent to TWX or its designees.
          (g)  For the purposes of this Agreement, without affecting the rights and obligations of the Parties hereunder, the Distribution shall be deemed to have occurred on the Separation Date.

          SECTION 3.02. The Distribution. (a)  Subject to the satisfaction, or waiver by TWX, of the conditions set forth in Section 5.05, if the Distribution is effected in whole or in part as a Spin-Off, each Eligible Holder shall be entitled to receive for each Eligible Share held by such Eligible Holder a number of shares of TWCable Capital Stock equal to the total number of shares of TWCable Capital Stock held by TWX on the Distribution Record Date, in each case after giving effect to any prior Distribution effected as a Split-Off, divided by the total number of shares of TWX Common Stock outstanding on the Distribution Record Date (rounded down to the nearest 1/10,000 of a share).
          (b)  Subject to the satisfaction, or waiver by TWX, of the conditions set forth in Section 5.05, if the Distribution is effected in whole or in part as a Split-Off, each Eligible Holder shall be entitled to receive for each Eligible Share validly tendered and not withdrawn by such Eligible Holder a number of shares of TWCable Capital Stock, which shall be determined by TWX in its sole discretion after consultation with TWCable as provided in Section 3.01(c).
          (c)  Fractional shares of TWCable Capital Stock that would otherwise be received by any Eligible Holder shall be aggregated, and TWX shall cause the shares obtained thereby to be sold by the Distribution Agent on behalf of Eligible Holders, in the open market or otherwise, and the net proceeds thereof, after deducting any applicable Taxes, brokerage charges and commissions, to be distributed to such Eligible Holders.
          (d)  None of the Parties hereto or the Distribution Agent shall be liable to any Person in respect of any shares of TWCable Capital Stock (or dividends or distributions with respect thereto) or proceeds from a sale pursuant to Section 3.02(c) that are delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
          (e)  TWX shall be entitled, and may instruct the Distribution Agent, to withhold from the consideration otherwise payable to Eligible Holders pursuant to this Agreement such amounts as are required to be withheld with respect to the making of such payments under applicable Tax Law. Any amounts withheld in accordance with this Section 3.02(e) shall be treated for all purposes of this Agreement as having been paid to the Persons otherwise entitled thereto.
          (f)  If all or a portion of the Distribution is effected as a Spin-Off, TWX shall not take or cause to be taken or omit to take any action that would be reasonably expected to result in a determination, pursuant to applicable Law, that, after and as a result of the Distribution, TWX (i) became insolvent at the Separation Date, (ii) was left with unreasonably small capital with which to engage in its business or (iii) incurred debts beyond its ability to pay such debts as they mature, such that the Distribution may be deemed a fraudulent conveyance or impermissible dividend or distribution under applicable Law.
          SECTION 3.03. Distribution Agent. TWX shall appoint a nationally recognized bank or trust company (or similar institution) that is reasonably acceptable to

TWCable to act as distribution agent (the “Distribution Agent”). TWX shall enter into an agreement with the Distribution Agent (the “Distribution Agreement”) that is reasonably satisfactory to TWCable, providing for, among other things, the actions to be taken by the Distribution Agent to effect the Distribution, including the matters referred to in Sections 3.01(e), 3.01(f), 3.02(c), 3.02(d), 3.02(e) and 3.04. The Parties shall use their commercially reasonable efforts to ensure that the terms of the Distribution Agreement are reasonably satisfactory to the administrative agent under the Special Dividend Financing Facility.
          SECTION 3.04. Delivery of Shares of TWCable Capital Stock.   (a)  On the Separation Date, or prior thereto as contemplated by Section 3.01(e), TWX shall deliver to the Distribution Agent, for the benefit of Eligible Holders, certificates representing (or authorize the related book-entry transfer of) all shares of TWCable Capital Stock held by TWX as of the Separation Date (including shares received pursuant to the TWNY Exchange and the Recapitalization). Concurrently therewith, TWX shall deliver to the Distribution Agent irrevocable instructions to hold such shares of TWCable Capital Stock in accordance with Section 3.01(f) and this Section 3.04.
          (b)  If the Distribution is effected in whole as either a Spin-Off or a Split-Off, as soon as practicable and in any event no later than one business day following the Separation Date, TWX shall deliver a Shares Release Notification to the Distribution Agent, who, upon receipt of the Shares Release Notification, shall release such shares to Eligible Holders.
          (c)  If the Distribution is effected as a Split-Off followed by a Clean-Up Dividend, (i) as soon as practicable and in any event no later than three business days following the Separation Date, TWX shall deliver a Shares Release Notification to the Distribution Agent for the shares of TWCable Capital Stock to be distributed in respect of Eligible Shares accepted for payment following the expiration of the exchange offer, who, upon receipt of the Shares Release Notification, shall release such shares to Eligible Holders and (ii) as soon as practicable and in any event no later than one business day following the Distribution Record Date for the Clean-Up Dividend, TWX shall deliver a Shares Release Notification to the Distribution Agent for the shares of TWCable Capital Stock to be distributed in respect of any Eligible Shares remaining after giving effect to the immediately preceding clause (i), who, upon receipt of the Shares Release Notification, shall release such shares to Eligible Holders.
          (d)  The Distribution Agent shall not transfer any shares of TWCable Capital Stock to Eligible Holders unless irrevocably instructed to in a Shares Release Notification.
ARTICLE IV
Additional Covenants
          SECTION 4.01. Notice to TWCable Stockholders. TWCable shall give prompt notice to those of its stockholders who have not consented in writing to the issuance of shares in connection with the TWNY Exchange, the adoption of the Amended Charter and the Incentive Plan Amendment in accordance with Section 228 of the DGCL and Regulation 14C under the Exchange Act. Promptly following the date of this Agreement, TWCable shall file the Information Statement with the SEC and, as soon as reasonably practicable after the SEC has cleared the Information Statement, TWCable shall mail the Information Statement to the holders of the TWCable Capital Stock.
          SECTION 4.02. Financing. (a)  The TWCable Parties shall use, and shall cause the members of the TWCable Group to use, best efforts (i) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to enter into definitive documentation for one or more credit facilities on the terms and conditions set forth in the Bridge Commitment Papers, or on other terms reasonably satisfactory to the Board of Directors of TWCable and reasonably satisfactory to TWX, in an aggregate amount of at least $9.0 billion (as such amount may be reduced from time to time in accordance with the terms and conditions of the Bridge Commitment Papers) (the “Special Dividend Financing Facility”), as soon as practicable following the execution of this Agreement and in any event prior to the payment of the Special Dividend and (ii) to deliver all necessary notices and to take, or cause to be taken, all actions necessary to give effect to the borrowing under the Special Dividend Financing Facility. In the event that all or any portion of the Special Dividend Financing Facility becomes unavailable on the terms and conditions set forth in the Bridge Commitment Papers, TWCable shall promptly notify TWX and the TWCable Parties shall use reasonable best efforts to obtain any such unavailable portion from alternative sources (any such portion, the “Alternative Financing”), on terms and conditions no less favorable to the TWCable Parties than those set forth in the Bridge Commitment Papers that will still enable the TWCable Parties to consummate the Special Dividend Financing Facility contemplated by this Agreement, as soon as practicable following the occurrence of such event; provided, however, that, to the extent the terms and conditions of any such Alternative Financing differ from the terms and conditions in the Bridge Commitment Papers in any material respect (it being agreed that “material” shall be deemed to include mandatory prepayment terms), such terms and conditions shall be reasonably satisfactory to TWX. TWCable shall deliver to TWX true and complete copies of all agreements pursuant to which any such alternative source shall have committed to provide the TWCable Parties with any portion of the Special Dividend Financing Facility.
          (b)  The TWCable Parties and the TWX Parties shall use, and shall cause the members of the TWCable Group and TWX Group, respectively, to use, reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to enter into definitive documentation for a credit facility on the terms and conditions set forth in the Supplemental Term Sheet (the “Supplemental Credit Facility” and the documentation therefor, the “Supplemental Credit Agreement”) and such other terms as may be satisfactory to each of TWX and TWCable prior to the declaration of the Special Dividend. In addition, the parties shall take the foregoing actions in a manner so that, to the extent practicable, the execution, delivery and effectiveness of the Supplemental Credit Agreement shall take place concurrently with, or as soon as practicable after, the execution, delivery and effectiveness of the definitive documentation for the Special Dividend Financing Facility.

          (c)  Without affecting the rights or obligations of the Parties under Section 4.02(a), TWCable shall at all times prior to the payment of the Special Dividend use reasonable best efforts to maintain Special Dividend Availability of at least such amount that permits the payment of the Special Dividend (assuming the lenders under the Special Dividend Financing Facility and any Alternative Financing do not default on their contractual commitments).
          (d)  TWCable shall not make any optional reduction in the commitments available under the Bridge Commitment Papers, the Special Dividend Financing Facility and/or any Alternative Financing, or agree to any amendment or modification of the Special Dividend Financing Facility and/or any Alternative Financing, which would in any such case have the effect of reducing the aggregate commitments available under all such financing arrangements taken together (including replacements being implemented or additional borrowings being completed (whether through a bond offering or otherwise) simultaneously with any such reduction, amendment or modification as permitted by Section 4.02(a)), without TWX’s prior written consent, such consent not to be unreasonably withheld.
          (e)  Following the Effective Date (as defined in the Supplemental Term Sheet) and until the Borrowing Date (as defined in the Supplemental Term Sheet), TWCable shall provide to TWX copies of all notices, communications, information and other materials sent or made available by TWCable to the administrative agent or to any lender under the definitive documentation in respect of the Special Dividend Financing Facility concurrently with the distribution thereof to the administrative agent or the lenders, including notices of any amendment to, modification or waiver of, or default or event of default, commitment reduction or prepayment under, the definitive documentation in respect of the Special Dividend Financing Facility, copies of financial statements and compliance certificates and copies of notices of material events.
          (f)  In the event that TWX or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties or other assets to any Person, then, in each such case, TWX shall cause proper provision to be made so that the surviving corporation or entity or transferee shall expressly assume the obligations of TWX under the Supplemental Credit Facility or any definitive agreements entered into in connection therewith; provided, however, that any such assumption in connection with this clause (ii) shall not relieve TWX from any of its obligations under the Supplemental Credit Facility.
          SECTION 4.03. Filings and Listing. (a)  TWX and TWCable shall take all such actions and make all such filings as may be necessary under the Federal securities or state securities and blue sky laws of the United States (and any comparable Laws under any foreign jurisdiction) in connection with the Separation.
          (b)  TWCable shall prepare and file, and shall use its reasonable best efforts to obtain approval for, an application for the listing of the TWCable Common

Stock issued in connection with the TWNY Exchange and the Recapitalization on the NYSE.
          (c)  TWCable shall use its reasonable best efforts to file as soon as practicable, and in no event later than 30 days following the date hereof, with the FCC such applications as may be necessary for submission to the FCC in order to obtain the FCC Consents and shall diligently take all necessary, desirable and proper actions, and provide any additional information, reasonably required or requested by the FCC.
          (d)  TWCable shall use its reasonable best efforts to file as soon as practicable, and in no event later than 30 days following the date hereof, with the applicable Government Entity FCC Forms 394 with respect to LFA Approvals.
          (e)  TWCable shall, and shall cause the members of the TWCable Group to, use commercially reasonable efforts to obtain the FCC Consents and LFA Approvals.
          (f)  TWX and TWCable shall cooperate in good faith with respect to any actions that may be necessary for each Party to take in order to preserve the respective rights of each Group relating to any filings by either Party with the FCC or in connection with other regulatory proceedings made prior to the Separation Date.
          SECTION 4.04. Reasonable Best Efforts. On the terms and subject to the conditions of this Agreement, unless otherwise specified herein, (a)  each of TWX and TWCable shall, and shall cause the members of its respective Group to, use reasonable best efforts to cause the Separation and the other transactions contemplated hereby or by the Ancillary Agreements to occur, including taking all actions necessary to comply promptly with all legal requirements that may be imposed on it or any members of its Group with respect to giving effect to the Separation and (b)  following the consummation of the TWNY Exchange, the Parties shall use reasonable best efforts, including taking all actions reasonably necessary to remove any Government Order or other legal restraint or prohibition preventing the consummation of the remaining components of the Separation or any of the other transactions contemplated by this Agreement or any Ancillary Agreement as of such time. Notwithstanding anything to the contrary in this Agreement, Section 4.03(e) shall be the sole provision governing the efforts required by TWCable to obtain the FCC Consents and LFA Approvals.
          SECTION 4.05. Further Assurances. From time to time, as and when requested by TWX or TWCable, as applicable, the other party shall execute and deliver, or cause to be executed and delivered, all such documents, certificates and instruments and shall use reasonable best efforts to take, or cause to be taken, all such further or other actions (including the obtaining of any approvals, consents or Authorizations), as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement and the Ancillary Agreements on the terms and conditions set forth herein.
          SECTION 4.06. Corporate Names; Trademarks. Except (a) as specifically provided in the IP Agreements or other Ancillary Agreements, (b) pursuant to any other agreement between any member of the TWX Group, on the one hand, and any member of the TWCable Group, on the other hand, pursuant to which one party grants the other party a license to use any patent, trademark, service mark, trade dress, Internet domain name, registered copyright, website, logo, other source identifier or any other material intellectual property (collectively, “Intellectual Property”) or (c) as otherwise permitted by Law, beginning on the Separation Date, (i) no member of the TWCable Group may use any Intellectual Property owned by any member of the TWX Group and (ii) no member of the TWX Group may use any Intellectual Property owned by any member of the TWCable Group; provided, however, that TWCable shall, pursuant to the terms of the August 20, 2004 agreement between TWCable and WCI (the “MYSTRO IP Agreement”), grant a non-exclusive, non-transferable (except to WCI affiliates and end-user consumer customers), royalty-free, perpetual, non-sub-licensable (except to WCI affiliates, end-user consumer customers of WCI affiliates, and vendors or hardware and software products for providing such products to end-user consumer customers of WCI affiliates) right to use, make, have made, modify and distribute products under (x) the Patents, Pending Patents and Inventions (in each case as defined in Section 2 of the MYSTRO IP Agreement), and (y) the copyrights relating to software, user interfaces or documentation developed by or for Time Warner Interactive Video Group Inc. as of December 31, 2003 as specified in Section 2 of the MYSTRO IP Agreement. TWCable and TWX (or its designees) shall enter into such license within 30 days of execution of this Agreement.
          SECTION 4.07. Prohibition on Liens on TWNY Common Stock and TWCable Class B Common Stock. (a)  Except as specifically provided in Section 2.03, the TWX Parties shall not, and shall cause each member of the TWX Group not to, sell, dispose of, pledge or otherwise cause or permit any Liens to be imposed on any of the shares of TWNY Common Stock that it owns of record and beneficially (or agree to do any of the foregoing).
          (b)  Except as specifically provided in Sections 2.03, 2.04 and 3.04, the TWX Parties shall not, and TWX shall cause each member of the TWX Group not to, sell, dispose of, pledge or otherwise cause or permit any Liens to be imposed on any of the shares of TWCable Capital Stock that it owns of record and beneficially (or agree to do any of the foregoing).
          SECTION 4.08. No Changes to Capital Structure. Following the execution of this Agreement and until the Separation Date, without the prior written consent of TWX, which consent shall not be unreasonably withheld, TWCable shall not, and shall not permit its Subsidiaries to:
     (a) except for (i) dividends or distributions made by Time Warner NY Cable LLC (“TWNY LLC”) in respect of its preferred equity interests as required by its operating agreement, (ii) dividends or distributions made by Time Warner Entertainment-Advance/Newhouse Partnership (“TWE-A/N”) to Advance/Newhouse Partnership, a New York general partnership, or TWE-A/N Holdco, L.P., a Delaware limited partnership, in accordance with the TWE-A/N partnership agreement, (iii) distributions retained with respect to restricted stock units in connection with the Special Dividend in accordance with the terms of the plans and agreements pursuant to which such units were awarded or (iv) dividends or distributions required to be made by Erie Telecommunications, Inc. (“Erie”) to its stockholders pursuant to the terms of its charter and by-laws, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than (A) the Special Dividend, (B) dividends and distributions by a wholly owned Subsidiary to its parent and (C) dividends and distributions to TWCable, TWNY LLC, TWE-A/N, Erie or one of their respective wholly owned Subsidiaries;
     (b) except for the Recapitalization, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or
     (c) other than (i) as specifically provided for in this Agreement, (ii) as set forth on Schedule 4.08(c) or (iii) in connection with cashless exercises or similar transactions pursuant to the exercise of stock options or other awards issued and outstanding on the date hereof under any option plans maintained by TWCable, purchase, redeem or otherwise acquire any shares of capital stock of TWCable or any Subsidiary of TWCable or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities.
     (d) Notwithstanding anything to the contrary contained herein, nothing in this Section 4.08 shall prohibit a restructuring of Time Warner Entertainment-Advance/Newhouse Partnership pursuant to Section 8 of the Third Amended and Restated Partnership Agreement of Time Warner Entertainment-Advance/Newhouse Partnership, dated as of December 31, 2002, as amended.
          SECTION 4.09. Notification Regarding Tax Representations. If at any time following the TWNY Exchange Date and prior to the Distribution (i) any of the TWCable Tax Representations shall no longer be true and correct, TWCable shall promptly notify TWX of the facts that caused such representations not to be true and correct or (ii) any of the TWX Tax Representations shall no longer be true and correct, TWX shall promptly notify TWCable of the facts that caused such representations not to be true and correct.
          SECTION 4.10. Third-Party Litigation. Whether before or after the Separation Date, each of TWX and TWCable shall give the other the opportunity to participate in the defense or settlement of any third-party litigation against it or its directors, officers, employees or representatives relating to any of the transactions contemplated by this Agreement or any of the Ancillary Agreements; provided, however, that no such settlement shall be agreed to without the other’s consent, which consent shall not be unreasonably withheld.
          SECTION 4.11. Public Announcements. TWX and TWCable shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements (including filings with any Governmental Authority) with respect to any of the transactions contemplated by this Agreement or any of the Ancillary Agreements and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.
          SECTION 4.12. Six Flags Guarantees. On the Separation Date, TWE shall, solely with respect to TWE, terminate each of the Georgia Guarantee and the Texas Guarantee in accordance with the terms of such agreements.
          SECTION 4.13. Shared Directors and Officers. TWX, on behalf of the TWX Group, shall, at the request of TWCable, cause each director, officer or employee of the TWX Group who is currently serving as (a) a director of the Board of Directors or any similar position with any similar body, (b) an officer or (c) other similar position of any member of the TWCable Group to resign, effective as of the Separation Date, from such positions with such member of the TWCable Group.
          SECTION 4.14. Filing of the Amended Charter. Notwithstanding any other provision of this Agreement to the contrary, TWCable shall not, and shall cause its directors, officers, employees, agents, or other representatives not to, file with the Secretary of State of the State of Delaware the Amended Charter, unless the condition set forth in Section 5.04(a)(ii) has been satisfied.
ARTICLE V
Conditions Precedent
          SECTION 5.01. Conditions Precedent to Each Party’s Obligation To Consummate the Transactions Contemplated in Section 2.03(b). (a)  The respective obligation of each Party to consummate the transactions contemplated in Section 2.03(b) shall be subject to the satisfaction, or waiver by each Party, of the following conditions:
     (i) all FCC Consents shall have been obtained pursuant to a final order issued by the FCC and shall be in full force and effect;
     (ii) LFA Approvals shall have been obtained and shall be in full force and effect or shall not be required in respect of basic video subscribers served by the Systems representing at least 92% of the aggregate basic video subscribers served by the Systems;
     (iii) if the Distribution is effected (A) in whole or in part as a Split-Off, the Registration Statement shall have been filed and declared effective by the SEC, and no stop order shall be in effect with respect thereto and (B) in whole as a Spin-Off, any required Registration Statement shall have been filed and declared effective by the SEC, and no stop order shall be in effect with respect thereto;

     (iv) the IRS Ruling, in form and substance reasonably satisfactory to each of TWX and TWCable, shall have been received by TWX and shall be in full force and effect;
     (v) TWCable shall have filed the definitive Information Statement with the SEC and at least 20 days shall have passed since the mailing by TWCable of the Information Statement to its stockholders;
     (vi) any required material actions and filings with regard to state securities and blue sky laws of the United States (and any comparable Laws under any foreign jurisdictions) shall have been taken or made and, where applicable, shall have become effective or been accepted;
     (vii) the Bridge Commitment Papers shall not have been terminated and shall be in full force and effect and definitive documentation for the Special Dividend Financing Facility shall have been entered into on the terms and conditions set forth in the Bridge Commitment Papers or on other terms reasonably satisfactory to the Board of Directors of TWCable and reasonably satisfactory to TWX;
     (viii) no material Government Order or other material legal restraint or prohibition preventing the consummation of the Separation, or any of the other material transactions contemplated by this Agreement or any Ancillary Agreement, shall be in effect;
     (ix) the shares of the TWCable Capital Stock issuable in connection with the TWNY Exchange and the Recapitalization shall have been approved for listing on the NYSE, subject to official notice of issuance;
     (x) if the Distribution is being effected in whole or in part as a Split-Off, TWX shall have commenced its exchange offer for purposes of the Exchange Act;
     (xi) all other conditions set forth in Sections 5.02, 5.03, 5.04 and 5.05 are capable of being satisfied; and
     (xii) the Distribution Agreement shall have been entered into (on terms reasonably satisfactory to TWX and TWCable) and shall be in full force and effect.
          (b)  In addition to the conditions set forth in Section 5.01(a), the obligation of each of the TWX Parties to consummate the transactions contemplated by Section 2.03(b) shall be further subject to the satisfaction, or waiver by TWX, of the following conditions:
     (i) the TWX Tax Opinion shall have been received by TWX and shall be in full force and effect;

     (ii) the TWCable Tax Representations shall be true and correct and TWX shall have received a certificate from TWCable, dated the TWNY Exchange Date, signed on behalf of TWCable by an authorized officer of TWCable to such effect;
     (iii) the representations and warranties of the TWCable Parties set forth in Article VII shall be true and correct in all material aspects (except to the extent such representation or warranty contains a materiality or Material Adverse Effect qualification or any similar standard or qualification, in which case that portion of such representation or warranty shall be true in all respects) as of the TWNY Exchange Date, as though made on the TWNY Exchange Date (other than representations or warranties that address matters as of a specified date, which shall be true and correct in all material respects (except to the extent such representation or warranty contains a materiality or Material Adverse Effect qualification or any similar standard or qualification, in which case that portion of such representation and warranty shall be true in all respects) as of such date) and TWX shall have received a certificate from each TWCable Party, dated the TWNY Exchange Date, signed on behalf of each TWCable Party by an authorized officer of such TWCable Party to such effect;
     (iv) each TWCable Party shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the TWNY Exchange Date, and TWX shall have received a certificate from each TWCable Party, dated the TWNY Exchange Date, signed on behalf of such TWCable Party by an authorized officer of each TWCable Party to such effect; and
     (v) no other events or developments shall have occurred subsequent to the date hereof that, in the judgment of TWX, would result in the consummation of the Distribution having a Material Adverse Effect on TWX’s businesses other than its investment in TWCable or causing a material Liability for Taxes to be imposed on, or otherwise having a material adverse effect on, its stockholders.
          (c)  In addition to the conditions set forth in Section 5.01(a), the obligation of TWCable to consummate the TWNY Exchange shall be further subject to the satisfaction, or waiver by TWCable, of the following conditions:
     (i) the TWCable Tax Opinion shall have been received by TWCable and shall be in full force and effect;
     (ii) the TWX Tax Representations shall be true and correct and TWCable shall have received a certificate from TWX, dated the TWNY Exchange Date, signed on behalf of TWX by an authorized officer of TWX to such effect;
     (iii) the representations and warranties of the TWX Parties set forth in Article VI of this Agreement shall be true and correct in all material aspects

(except to the extent such representation or warranty contains a materiality or Material Adverse Effect qualification or any similar standard or qualification, in which case that portion of such representation or warranty shall be true in all respects) as of the TWNY Exchange Date, as though made on the TWNY Exchange Date (other than representations or warranties that address matters as of a specified date, which shall be true and correct in all material respects (except to the extent such representation or warranty contains a materiality or Material Adverse Effect qualification or any similar standard or qualification, in which case that portion of such representation or warranty shall be true in all respects) as of such date) and TWCable shall have received a certificate from each TWX Party, dated the TWNY Exchange Date, signed on behalf of each TWX Party by an authorized officer of such TWX Party to such effect;
     (iv) each TWX Party shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the TWNY Exchange Date, and TWCable shall have received a certificate from each TWX Party, dated the TWNY Exchange Date, signed on behalf of each TWX Party by an authorized officer of such TWX Party to such effect; and
     (v) the Supplemental Credit Agreement shall have been entered into and shall be in full force and effect.
          SECTION 5.02. Conditions Precedent to the Obligation of TWX To Complete the Second Internal Split-Off. The obligation of TWX to complete the Second Internal Split-Off shall be subject to the satisfaction, or waiver by TWX, of the following conditions:
     (i) the Tax Documents shall be in full force and effect;
     (ii) no material Government Order or other material legal restraint or prohibition preventing the consummation of the Separation, or any of the other material transactions contemplated by this Agreement or any Ancillary Agreement, shall be in effect;
     (iii) Bridge Commitment Papers shall not have been terminated and shall be in full force and effect (except as superseded by the definitive documentation for the Special Dividend Financing Facility); and
     (iv) the TWNY Exchange shall have occurred.
          SECTION 5.03. Conditions Precedent to the Obligation of TWCable To Declare and Pay the Special Dividend. (a)  The obligation of the Board of Directors of TWCable to declare the Special Dividend shall be subject to the satisfaction, or waiver by TWCable (subject to Section 5.03(c)), of the following conditions:
     (i) TWCable shall have received the Internal Restructuring Completion Notification;

     (ii) the IRS Ruling shall be in full force and effect;
     (iii) the TWX Tax Opinion shall be in full force and effect;
     (iv) the TWCable Tax Opinion shall be in full force and effect;
     (v) no material Government Order or other material legal restraint or prohibition preventing the consummation of the Separation, or any of the other material transactions contemplated by this Agreement or any Ancillary Agreement, shall be in effect;
     (vi) the Special Dividend Financing Facility shall be in full force and effect with respect to each lender thereunder and, if the Distribution is being effected in whole or in part as a Split-Off, TWCable having sufficient funds to pay the Special Dividend (including all funds being available under the Special Dividend Financing Facility);
     (vii) the Supplemental Credit Agreement shall have been entered into and shall be in full force and effect;
     (viii) the declaration of the Special Dividend shall not be unlawful under Section 170 of the DGCL;
     (ix) the Internal Restructuring shall have occurred;
     (x) if the Distribution is effected in whole or in part as a Split-Off, the Trust Stock shall have been deposited with the Distribution Agent in accordance with Section 3.01(f); and
     (xi) the condition set forth in Section 5.05(b) is capable of being satisfied.
          (b)  The obligation of TWCable to pay the Special Dividend shall be subject to the satisfaction, or waiver by TWCable (subject to Section 5.03(c)), of the following conditions:
     (i) the IRS Ruling shall be in full force and effect;
     (ii) the TWX Tax Opinion shall be in full force and effect;
     (iii) the TWCable Tax Opinion shall be in full force and effect;
     (iv) no material Government Order or other material legal restraint or prohibition preventing the consummation of the Separation, or any of the other material transactions contemplated by this Agreement or any Ancillary Agreement, shall be in effect;

     (v) if the Distribution is being effected in whole as a Spin-Off, TWCable having sufficient funds to pay the Special Dividend (including all funds being available under the Special Dividend Financing Facility);
     (vi) if the Distribution is being effected in whole or in part as a Split-Off, the exchange offer has not been terminated and, other than the condition set forth in Section 5.04(a)(ii), all conditions to the expiration of the exchange offer shall have been satisfied; and
     (vii) the condition set forth in Section 5.05(b) is capable of being satisfied.
          (c)  The following conditions may not be waived by TWCable unless TWX consents in writing: Sections 5.03(a)(i), 5.03(a)(ii), 5.03(a)(iii), 5.03(a)(v), 5.03(a)(ix), 5.03(b)(i), 5.03(b)(ii), and 5.03(b)(iv).
          SECTION 5.04. Conditions Precedent to the Obligation of TWCable To Consummate the Recapitalization. (a)  The obligation of TWCable to consummate the Recapitalization shall be subject to the satisfaction or waiver by TWCable of the following conditions:
     (i) no material Government Order or other material legal restraint or prohibition preventing the consummation of the Separation shall be in effect; and
     (ii) TWX shall have received the Special Dividend with respect to TWCable Capital Stock owned by TWX.
          (b)  The foregoing conditions may not be waived by TWCable unless TWX consents in writing.
          SECTION 5.05. Conditions Precedent to the Obligation of TWX To Consummate the Distribution. The obligation of TWX to consummate the Distribution shall be subject to the satisfaction, or waiver by TWX, of the following conditions:
     (a) no material Government Order or other material legal restraint or prohibition preventing the consummation of the Separation shall be in effect; and
     (b) the Recapitalization shall have occurred.
          SECTION 5.06. Satisfaction or Waiver of a Condition. The waiver of any of the conditions set forth in Sections 5.01, 5.02, 5.03 and 5.04 shall be considered to be a waiver of any such condition as a condition to any subsequent transaction or date contemplated by this Agreement.

ARTICLE VI
Representations and Warranties of the TWX Parties
          The TWX Parties hereby represent and warrant to TWCable as follows:
          SECTION 6.01. Organization and Standing. Each TWX Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has full corporate power and authority to conduct its businesses as presently conducted.
          SECTION 6.02. Corporate Power and Authority. The execution, delivery and performance by each TWX Party, as applicable, of this Agreement, the Ancillary Agreements to which such TWX Party is a party and the other agreements, documents, certificates and instruments to be executed and delivered in connection with the Separation and the consummation by each TWX Party and each member of the TWX Group that is specified to be a party thereto of the transactions contemplated hereby and thereby are within their respective corporate powers and have been duly authorized by all necessary corporate action. This Agreement, the Ancillary Agreements, to which such Person is a party, and the other agreements, documents, certificates and instruments to be executed and delivered by such Person in connection with the Separation (other than any approvals of stockholders of, or actions by the boards of directors of, wholly owned Subsidiaries of TWX that may be required in connection with the completion of the Internal Restructuring) have been duly and validly executed by such Person, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitute the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws of general application relating to or affecting creditors’ rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
          SECTION 6.03. Approval of the Board of Directors. The Board of Directors of each TWX Party, by resolutions duly adopted, and not subsequently rescinded or modified in any way, has duly (i) determined that the transactions contemplated by this Agreement and the Ancillary Agreements, to which such TWX Party is a party, are in the best interests of such TWX Party and its stockholders, (ii) approved this Agreement and the Ancillary Agreements, to which such TWX Party is a party, and (iii) approved the transactions contemplated by this Agreement and the Ancillary Agreements, to which such TWX Party is a party.
          SECTION 6.04. Spin-Off in Accordance with Law. Based on the facts and circumstances as they exist as of the date hereof and assuming the Distribution is effected as a Spin-Off, as of the declaration of the Spin-Off, the Distribution declared by the Board of Directors of TWX in connection with the Spin-Off will not result in a determination pursuant to applicable Law that, after and as a result of the Distribution, TWX will (i) be insolvent at the declaration of the Spin-Off, (ii) be left with unreasonably small capital with which to engage in its business or (iii) incur debts beyond its ability to pay such debts as they mature, such that the payment of such dividend of shares may be deemed a fraudulent conveyance or impermissible dividend or distribution under applicable Law.
          SECTION 6.05. No Vote Required. Except for any approvals that may be required in connection with the completion of the Internal Restructuring, no vote of the holders of any class or series of capital stock of any TWX Party (in their capacity as such holders) is necessary to approve or consummate the transactions contemplated by this Agreement.
          SECTION 6.06. Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement by each TWX Party and each member of the TWX Group that is specified to be a party to this Agreement, the Ancillary Agreements to which such Person is a party and the other agreements, documents, certificates and instruments to be executed and delivered by such Person in connection with the Separation and the consummation by each Person of the transactions contemplated hereby and thereby do not and will not:
     (a) contravene, conflict with or result in any violation or breach of any provision of the organizational documents of such Person;
     (b) contravene, conflict with or result in any violation, breach or default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any Person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or give rise to any obligation to make a payment under, or to any increased, additional or guaranteed rights of any Person under or result in the creation of any Lien upon any TWCable Capital Stock or any TWNY Common Stock owned by any TWX Party, or any of the other properties of a TWX Party or any member of the TWX Group under any of the terms, conditions or provisions of any contract to which a TWX Party or any member of the TWX Group is a party to or pursuant to which any of its properties or assets are bound, except for any such conflicts, violations, breaches, defaults or occurrences that would not, individually or in the aggregate, prevent or materially impede or delay the consummation of the Separation or performance of this Agreement or any Ancillary Agreement by a TWX Party or any member of the TWX Group;
     (c) require any action, consent or approval of any non-governmental third party other than any action, consent or approval the failure of which to be obtained would not, individually or in the aggregate, be reasonably likely to prevent or materially impede or delay the consummation of the Separation or the performance of this Agreement or any Ancillary Agreement by a TWX Party or any member of the TWX Group;
     (d) assuming that the approvals required under Section 6.06(e) are obtained, violate any order, writ or injunction, or any material decree or material

Law applicable to any member of the TWX Group or any of its properties or assets except as would not, individually or in the aggregate, prevent or materially impede or delay the consummation of the Separation or the performance of this Agreement or any Ancillary Agreement by a TWX Party or any member of the TWX Group; or
     (e) require any Authorization from any Governmental Authority, except for (i) the Registration Statement, if applicable, (ii) applicable requirements of the Exchange Act, the Securities Act and state securities or blue sky laws, (iii) the FCC Consents, (iv) any LFA Approvals, (v) the filing of a certificate of merger or other appropriate documents executed in accordance with the relevant provisions of the DGCL with the Secretary of State of the State of Delaware, (vi) the filing of the Amended Charter with the Secretary of State of the State of Delaware and (vii) where the failure to obtain such Authorizations would not prevent or materially impede or delay the consummation of the Separation or the performance of this Agreement or any Ancillary Agreement by a TWX Party or any member of the TWX Group.
          SECTION 6.07. Litigation. There is no Action pending or, to the knowledge of any of the TWX Parties, threatened against or affecting any member of the TWX Group that would prevent or materially impede or delay the consummation of the Separation or the performance of this Agreement or any Ancillary Agreement by any member of the TWX Group.
          SECTION 6.08. Brokers. Except for Citigroup Global Markets Inc., Goldman, Sachs & Co., BNP Paribas Securities Corp., Banc of America Securities LLC, Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC, no Person has acted directly or indirectly as broker, finder or financial advisor for TWX in connection with negotiations relating to or the transactions contemplated by this Agreement, the Ancillary Agreements or the Separation, and no Person is entitled to any fee or commission or like payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of TWX.
          SECTION 6.09. WCI — Title to TWCable Capital Stock. (a)  As of the date hereof, WCI has good, valid and marketable title to 746,000,000 shares of TWCable Class A Common Stock, free and clear of all Liens.
          (b)  As of the date hereof, WCI has good, valid and marketable title to all the outstanding shares of TWCable Class B Common Stock, free and clear of all Liens.
          SECTION 6.10. ATC — Title to TWNY Common Stock. As of the date hereof, ATC has good, valid and marketable title to 14.1974 shares of TWNY Class B Common Stock, free and clear of all Liens; and, upon delivery by Historic TW of the TWNY Common Stock pursuant to the TWNY Exchange as contemplated by Section 2.03 of this Agreement, and receipt of consideration therefor pursuant hereto, good and valid title to the shares, free and clear of all Liens, will pass to TWCable.

ARTICLE VII
Representations and Warranties of the TWCable Parties
          The TWCable Parties hereby represent and warrant to the TWX Parties as follows:
          SECTION 7.01. Organization and Standing. Each TWCable Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has full corporate or similar power and authority to conduct its businesses as presently conducted.
          SECTION 7.02. Corporate Power and Authority. The execution, delivery and performance by each TWCable Party, as applicable, of this Agreement, the Ancillary Agreements to which such Person is a party and the other agreements, documents, certificates and instruments to be executed and delivered in connection with the Separation and the consummation by each such Person that is specified to be a party thereto of the transactions contemplated hereby and thereby are within their respective corporate powers and have been duly authorized by all necessary corporate or similar action. This Agreement, the Ancillary Agreements to which such TWCable Party is a party, and the other agreements, documents, certificates and instruments to be executed and delivered in connection with the Separation by such TWCable Party and each member of the TWCable Group that is specified to be a party thereto have been duly and validly executed by such Person and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitute the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws of general application relating to or affecting creditors’ rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
          SECTION 7.03. Approval of the Board of Directors. The Board of Directors, or its equivalent, of each TWCable Party, at a meeting duly called and held and by resolutions duly adopted, including approval by a majority of the “Independent Directors” (as defined in Article V, Section 1(a) of TWCable’s Amended and Restated Certificate of Incorporation), and not subsequently rescinded or modified in any way, has duly (i) determined that the transactions contemplated by this Agreement and the Ancillary Agreements, to which such TWCable Party is a party, are in the best interests of such TWCable Party and its stockholders or other equity holders, (ii) approved this Agreement and the Ancillary Agreements to which such TWCable Party is a party and (iii) approved the transactions contemplated by this Agreement and the Ancillary Agreements, to which such TWCable Party is a party.
          SECTION 7.04. Special Dividend in Accordance with Law. Based on the facts and circumstances as they exist as of the date hereof and assuming that TWCable has borrowed the necessary funds under the Special Dividend Financing Facility and/or the Alternative Financing to pay the Special Dividend, as of the Special Dividend

Payment Date, the payment of the Special Dividend will not result in a determination pursuant to applicable Law that, after and as a result of the payment of the Special Dividend, TWCable will (i) be insolvent at the Special Dividend Payment Date, (ii) be left with unreasonably small capital with which to engage in its business or (iii) incur debts beyond its ability to pay such debts as they mature, such that the payment of the Special Dividend may be deemed a fraudulent conveyance or impermissible dividend or distribution under applicable Law.
          SECTION 7.05. No Vote Required. Except for the WCI Consents, no vote or action of the holders of any class or series of capital stock of TWCable (in their capacity as such holders) is necessary to approve or consummate the transactions contemplated by this Agreement.
          SECTION 7.06. Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement by each TWCable Party and each member of the TWCable Group that is specified to be a party to this Agreement, the Ancillary Agreements to which such Person is a party and the other agreements, documents and instruments to be executed and delivered by such Person in connection with the Separation and the consummation by each such Person of the transactions contemplated hereby and thereby do not and will not:
     (a) contravene, conflict with or result in any violation or breach of any provision of the organizational documents of such Person;
     (b) assuming that the approvals required under Section 7.06(e) are obtained, contravene, conflict with or result in any violation, breach or default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any Person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or give rise to any obligation to make a payment under, or to any increased, additional or guaranteed rights of any Person under, or result in the creation of any Lien upon any of the properties of a TWCable Party or any member of the TWCable Group under any of the terms, conditions or provisions of any contract to which a TWCable Party or any member of the TWCable Group is a party or pursuant to which any of its properties or assets are bound, except for any such conflicts, violations, breaches, defaults or occurrences that would not, individually or in the aggregate, prevent or materially delay the consummation of the Separation or performance of this Agreement or any Ancillary Agreement by a TWCable Party or any member of the TWCable Group;
     (c) except for the acceptance for listing of the shares of TWCable Capital Stock issued by TWCable in the TWNY Exchange and the Recapitalization, require any action, consent or approval of any non-governmental third party other than any action, consent or approval the failure of which to be obtained would not, individually or in the aggregate, be reasonably likely to prevent or materially impede or delay the consummation of the Separation or the performance of this

Agreement or any Ancillary Agreement by a TWCable Party or any member of the TWCable Group;
     (d) assuming that the approvals required under Section 7.06(e) are obtained, violate any order, writ or injunction, or any material decree or material Law applicable to any member of the TWCable Group or any of their properties or assets except as would not, individually or in the aggregate, be reasonably likely to prevent or materially impede or delay the consummation of the Separation or the performance of this Agreement or any Ancillary Agreement by a TWCable Party or any member of the TWCable Group; or
     (e) require any Authorization from any Governmental Authority, except for (i) the Registration Statement, if applicable, (ii) the Information Statement, (iii) applicable requirements of the Exchange Act, the Securities Act and state securities or blue sky laws, (iv) the FCC Consents, (v) any LFA Approvals, (vi) the filing of the Amended Charter with the Secretary of State of the State of Delaware, (vii) the filing of a certificate of merger or other appropriate documents executed in accordance with the relevant provisions of the DGCL with the Secretary of State of the State of Delaware in connection with the Internal Restructuring and (viii) where the failure to obtain such Authorizations would not prevent or materially impede or delay the consummation of the Separation or the performance of this Agreement or any Ancillary Agreement by a TWCable Party or any member of the TWCable Group.
          SECTION 7.07. Capitalization of TWCable.
     (a) As of the date hereof, the authorized capital stock of TWCable consists of (i) 1,000,000,000 shares of preferred stock, par value $0.01 per share (the “TWCable Preferred Stock”), (ii) 20,000,000,000 shares of Class A Common Stock, par value $0.01 per share and (iii) 5,000,000,000 shares of Class B Common Stock, par value $0.01 per share;
     (b) as of May 19, 2008, there were issued and outstanding 901,942,995 shares of TWCable Class A Common Stock, 75,000,000 shares of TWCable Class B Common Stock and no shares of TWCable Preferred Stock; and
     (c) as of the date hereof, all outstanding shares of TWCable Capital Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the organizational documents of TWCable or any contract to which TWCable is party or otherwise bound.
          SECTION 7.08. Capitalization of TWNY. As of the date hereof:
     (a) the authorized capital stock of TWNY consists of (i) 100 shares of TWNY Class A Common Stock, par value $0.01 per share, and (ii) 100 shares of TWNY Class B Common Stock, par value $0.01 per share;

     (b) there are issued and outstanding 100 shares of TWNY Class A Common Stock, 100% of which are held by TWCable, directly or indirectly, free and clear of any Liens, and 14.1974 shares of TWNY Class B Common Stock, 100% of which are held by TWX, directly or indirectly, free and clear of any Liens; and
     (c) all outstanding shares of TWNY Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the organizational documents of TWNY or any contract to which TWNY is party or otherwise bound.
          SECTION 7.09. Validity of TWCable Capital Stock Issued or Converted Pursuant to the TWNY Exchange and the Recapitalization. The TWCable Class A Common Stock to be issued to Historic TW upon the completion of the TWNY Exchange and the TWCable Common Stock to be issued to TWX upon the conversion pursuant to the Recapitalization, respectively, in accordance with this Agreement will be, upon issuance, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the organizational documents of TWCable or any contract to which TWCable is party or otherwise bound.
          SECTION 7.10. SEC Filings. TWCable has filed all reports, schedules, forms, statements and other documents required to be filed by TWCable with the SEC since February 13, 2007, pursuant to Section 13(a) and 15(d) of the Exchange Act (the “TWCable SEC Documents”) and each TWCable SEC Document, as of its filing date (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing), complied as to form in all material respects with the applicable requirements of the Exchange Act. As of its filing date (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing), each TWCable SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
          SECTION 7.11. Litigation. Except as set forth in the TWCable SEC Documents as of the date hereof, there is no Action pending or, to the knowledge of any of the TWCable Parties, threatened against or affecting, any member of the TWCable Group that would prevent or materially impede or delay the consummation of the Separation or the performance of this Agreement or any Ancillary Agreement by any member of the TWCable Group.
          SECTION 7.12. Brokers. Except for Morgan Stanley & Co. Incorporated, Evercore Group L.L.C., Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., RBS Securities Corp. d/b/a RBS Greenwich Capital, BNP Paribas Securities Corp. and The Bank of Tokyo-Mitsubishi UFJ, Ltd. New York Branch, no Person has acted directly or indirectly as broker, finder or financial advisor for TWCable or any of its Affiliates in connection with negotiations relating to or the transactions contemplated by this Agreement, the Ancillary Agreements or the Separation, and no Person is entitled to any fee or commission or like payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of TWCable.
ARTICLE VIII
Access to Information; Confidentiality
          SECTION 8.01. Other Agreements Providing for Exchange of Information. The rights and obligations granted under this Article VIII are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in any Ancillary Agreement.
          SECTION 8.02. Agreement for Exchange of Information; Archives.   (a)   Except in the case of an adversarial Action or threatened adversarial Action by either TWX or TWCable or a Person or Persons in its Group against the other Party or a Person or Persons in its Group, and subject to Section 8.02(c), each of TWX and TWCable, on behalf of its respective Group, shall provide, or cause to be provided, to the other Group, at any time before or after the Separation Date, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such respective Group, which TWX or TWCable, as applicable, reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on TWX or TWCable, as applicable (including under applicable securities laws) by a Governmental Authority having jurisdiction over TWX or TWCable, as applicable, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, regulatory, litigation or other similar requirements, (iii) to comply with its obligations under this Agreement or any Ancillary Agreement or (iv) to administer its Benefit Plans with respect to employees of any member of the TWCable Group, with respect to the Benefit Plans of the TWX Group, or any employees of any member of the TWX Group, with respect to the Benefit Plans of the TWCable Group; provided, however, that notwithstanding anything to the contrary contained herein, TWCable shall not be required to provide any personally identifiable information regarding the subscribers served by the Systems.
          (b)  Except in the case of an adversarial Action or threatened adversarial Action by either TWX or TWCable or a Person or Persons in its Group against the other Party or a Person or Persons in its Group, after the Separation Date, TWX or TWCable, as applicable, shall have reasonable access during regular business hours (as in effect from time to time) to Information related to the TWCable Business prior to the Separation Date that is located in archives retained or maintained by TWX or TWCable, as applicable; provided, however, that such access shall not be unreasonably disruptive to the business or affairs of the Person providing such access. Each of TWX and TWCable may obtain copies (but not originals) of such Information for bona fide business purposes and may obtain originals of books, records and other documents and objects for exhibition purposes for reasonable periods of time if required for bona fide business purposes; provided, however, that such party shall cause any such books, records or other documents or objects to be returned promptly in the same condition in which they were delivered to such party and shall comply with any rules, procedures or other requirements, and shall be subject to any restrictions, that are then applicable to the providing Person (including prohibitions on removal of specified objects).
          (c)  In the event that either TWX or TWCable determines that the exchange of any Information pursuant to this Section 8.02 could be commercially detrimental, violate any Law or agreement or waive or jeopardize any attorney-client privilege or attorney work product protection, such Party shall not be required to provide access to or furnish such Information to the other Party; provided that both TWX and TWCable shall take all commercially reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence. Both TWX and TWCable intend that any provision of access to or the furnishing of Information pursuant to this Section 8.02 that would otherwise be within the ambit of any legal privilege shall not operate as waiver of such privilege.
          SECTION 8.03. Ownership of Information. Any Information owned by TWX or TWCable that is provided to the requesting party hereunder shall be deemed to remain the property of the providing party. Except as specifically set forth herein, nothing herein shall be construed as granting or conferring rights of license or otherwise in any such Information.
          SECTION 8.04. Compensation for Providing Information. TWX and TWCable shall reimburse each other for the reasonable costs, if any, in complying with a request for Information pursuant to this Article VIII. Except as may be otherwise specifically provided elsewhere in this Agreement or the Ancillary Agreements, such costs shall be computed in accordance with TWCable’s or TWX’s, as applicable, standard methodology and procedures.
          SECTION 8.05. Record Retention. To facilitate the possible exchange of Information pursuant to this Section 8.05 and other provisions of this Agreement, as of the date hereof, each of TWX and TWCable shall use its reasonable best efforts to retain all Information in accordance with their respective record retention policies as in effect on the date hereof. Neither TWX nor TWCable will destroy, or permit any of the Persons in its Group to destroy, any Information that the other party may have the right to obtain pursuant to this Agreement without first using its reasonable best efforts to notify such other party of the proposed destruction and giving such other party the opportunity to take possession of such Information prior to such destruction. The provisions of this Section 8.05 shall not apply to Taxes or any Information relating primarily thereto, all of which shall be governed by the Tax Matters Agreement.
          SECTION 8.06. Accounting Information. Without limiting the generality of Section 8.02 but subject to Section 8.02(c):
          (a)  Until the end of the first full fiscal year occurring after the Separation Date (and for a reasonable period of time afterwards as required by Law for TWX to prepare consolidated financial statements or complete a financial statement audit for any period during which the financial results of the TWCable Group were consolidated with those of TWX), TWCable shall use its reasonable best efforts to enable TWX to meet its timetable for dissemination of its financial statements and enable TWX auditors to timely complete their annual audit and quarterly reviews of financial statements. As part of such efforts, to the extent reasonably necessary for the preparation of financial statements or completing an audit or review of financial statements or an audit of internal control over financial reporting, (i) TWCable shall authorize and direct its auditors to make available to TWX’s auditors, within a reasonable time prior to the date of TWX’s auditors’ opinion or review report, both (x) the personnel who performed or will perform the annual audits and quarterly reviews of TWCable and (y) work papers related to such annual audits and quarterly reviews, to enable TWX’s auditors to perform any procedures they consider reasonably necessary to take responsibility for the work of TWCable’s auditors as it relates to TWX’s auditors’ opinion or report and (ii) until all governmental audits are complete, TWCable shall provide reasonable access during normal business hours for TWX’s internal auditors, counsel and other designated representatives to (x) the premises of TWCable and its Subsidiaries and all Information (and duplicating rights) within the knowledge, possession or control of TWCable and its Subsidiaries and (y) the officers and employees of TWCable and its Subsidiaries, so that TWX may conduct reasonable audits relating to the financial statements provided by TWCable and its Subsidiaries; provided, however, that such access shall not be unreasonably disruptive to the business and affairs of the TWCable Group.
          (b)  Until the end of the first full fiscal year occurring after the Separation Date, TWX shall use its reasonable best efforts to enable TWCable to meet its timetable to enable TWCable auditors to timely complete their annual audit and quarterly reviews of financial statements. As part of such efforts, to the extent reasonably necessary for the preparation of financial statements or completing an audit or review of financial statements or an audit of internal control over financial reporting, (i) TWX shall authorize and direct its auditors to make available to TWCable’s auditors, within a reasonable time prior to the date of TWCable’s auditors’ opinion or review report, both (x) the personnel who performed or will perform the annual audits and quarterly reviews of TWX and (y) work papers related to such annual audits and quarterly reviews, to enable TWCable’s auditors to perform any procedures they consider reasonably necessary to take responsibility for the work of TWX’s auditors as it relates to TWCable’s auditors’ opinion or report and (ii) until all governmental audits are complete, TWX shall provide reasonable access during normal business hours for TWCable’s internal auditors, counsel and other designated representatives to (x) the premises of TWX and its Subsidiaries and all Information (and duplicating rights) within the knowledge, possession or control of TWX and its Subsidiaries and (y) the officers and employees of TWX and its Subsidiaries, so that TWCable may conduct reasonable audits relating to the financial statements provided by TWX and its Subsidiaries; provided, however, that such access shall not be unreasonably disruptive to the business and affairs of the TWX Group.
          (c)  In order to enable the principal executive officer(s) and principal financial officer(s) (as such terms are defined in the rules and regulations of the SEC) of TWX to make any certifications required of them under Section 302 or 906 of the Sarbanes-Oxley Act of 2002, TWCable shall, within a reasonable period of time following a request from TWX in anticipation of filing such reports, cause its principal executive officer(s) and principal financial officer(s) (as such terms are defined in the rules and regulations of the SEC) to provide TWX with certifications of such officers with respect to TWX’s Quarterly Report on Form 10-Q filed with respect to the fiscal quarter during which the Separation Date occurs (unless such quarter is the fourth fiscal quarter) and TWX’s Annual Report on Form 10-K filed with respect to the fiscal year during which the Separation Date occurs. Such certifications shall be provided in substantially the same form and manner as such TWCable officers provided prior to the Separation Date (reflecting any changes in certifications necessitated by the Separation and any other transactions related thereto) or as otherwise agreed upon between TWX and TWCable.
          SECTION 8.07. Limitations of Liability. Neither TWX nor TWCable shall have any Liability to each other in the event that any Information exchanged or provided pursuant to this Agreement that is an estimate or forecast, or that is based on an estimate or forecast, is found to be inaccurate in the absence of willful misconduct by the providing Person. Neither TWX nor TWCable shall have any Liability to the other party if any Information is destroyed after reasonable best efforts by TWCable or TWX, as applicable, to comply with the provisions of Section 8.05.
          SECTION 8.08. Production of Witnesses; Records; Cooperation.   (a)  After the Separation Date until the third anniversary thereof, except in the case of an adversarial Action or threatened adversarial Action by either TWX or TWCable or a Person or Persons in its Group against the other Party or a Person or Persons in its Group, each of TWX and TWCable shall take all reasonable steps to make available, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the Persons in its respective Group (whether as witnesses or otherwise) and any books, records or other documents within its control or that it otherwise has the ability to make available, to the extent that such Person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Action or threatened or contemplated Action (including preparation for such Action) in which TWX or TWCable, as applicable, may from time to time be involved. TWX or TWCable, as applicable, shall bear all reasonable costs and expenses (including allocated costs of in-house counsel and other personnel) in connection therewith.
          (b)  Without limiting the foregoing, TWX and TWCable shall use their reasonable best efforts to cooperate and consult to the extent reasonably necessary with respect to any Actions or threatened or contemplated Actions.
          (c)  The obligation of TWX and TWCable to make available former, current and future directors, officers, employees and other personnel and agents or provide witnesses and experts pursuant to this Section 8.08 is intended to be interpreted in a manner so as to facilitate cooperation and shall include the obligation to make available employees and other officers without regard to whether such individual or the employer of such individual could assert a possible business conflict subject to the exception set forth in the first sentence of Section 8.08. Without limiting the foregoing, each of TWX and TWCable agrees that neither it nor any Person or Persons in its respective Group will take any adverse action against any employee of its Group based on such employee’s provision of assistance or information to each other pursuant to Section 8.08.
          (d)  Upon the reasonable request of TWX or TWCable, in connection with any Action contemplated by this Article VIII, TWX and TWCable will enter into a mutually acceptable common interest agreement so as to maintain to the extent practicable any applicable attorney-client privilege or work product immunity of either Group.
          SECTION 8.09. Confidential Information. (a)  Each of TWX and TWCable, on behalf of itself and each Person in its respective Group, shall hold, and cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence and not release or disclose, with at least the same degree of care that it applies to its own confidential and proprietary information pursuant to policies in effect as of the Separation Date, all Information concerning the other Group that is either in its possession (including Information in its possession on or prior to the date of this Agreement or the Separation Date) or furnished by the other Group or its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement or any Ancillary Agreement, and shall not use any such Information other than for such purposes as shall be expressly permitted hereunder or thereunder, except, in each case, to the extent that such Information has been (i) in the public domain through no fault of any member of the TWX Group or the TWCable Group, as applicable, or any of its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives, (ii) later lawfully acquired from other sources by any of TWX, TWCable or its respective Group, as applicable, which sources are not themselves bound by a confidentiality obligation to the knowledge of any of TWX, TWCable or Persons in its respective Group, (iii) independently generated without reference to any proprietary or confidential Information of the TWX Group or the TWCable Group, as applicable, or (iv) is required to be disclosed by Law, provided that the party required to disclose such Information gives the other party prior notice of such disclosure and an opportunity to contest such disclosure. Notwithstanding the foregoing, each of TWX and TWCable may release or disclose, or permit to be released or disclosed, any such Information concerning the other Group to (x) their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives who need to know such Information (who shall be advised of their obligations hereunder with respect to such Information), and (y) any rating agency as it reasonably deems necessary.
          (b)  Without limiting the foregoing, when any Information is no longer needed for the purposes contemplated by this Agreement or any Ancillary Agreement, each of TWX and TWCable will, promptly after request of the other party, either return all Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other party, as applicable, that it has destroyed such Information (and all electronic or other copies thereof and all notes, extracts or summaries based thereon).

ARTICLE IX
Matters Relating to Employees
          SECTION 9.01. General. (a)  Within 90 days following the date of this Agreement, TWX and TWCable shall mutually agree upon a list of employees, if any, of TWX or any Subsidiary of TWX who shall be offered employment by TWCable. Within 30 days following the date that such list is agreed upon, but not more than 120 days following the date of this Agreement, TWCable shall make an offer of employment to each employee on such list, effective as of 11:59 p.m. on the first business day immediately prior to the Separation Date (the “Transfer Time”); provided, however, that TWCable shall not be obligated to employ any such employee who is not actively performing services for any member of the TWX Group on such business day due to a leave of absence, and any offer of employment made to any such employee prior to the Transfer Time may be rescinded prior to the Transfer Time. In addition, at a time to be mutually agreed upon by TWX and TWCable, TWCable may offer employment, effective as of a date to be mutually agreed upon by TWX, TWCable and the applicable employee (provided that such date shall be at or prior to the date on which the Transfer Time occurs), to any other employees of TWX or any Subsidiary of TWX who are mutually agreed to by TWX and TWCable prior to the Transfer Time, and, with respect to such employees, references in this Article IX (other than this sentence) to “Transfer Time” shall be deemed to refer to such agreed-upon date; provided, however, that TWCable shall not be obligated to employ any such employee who is not actively performing services for any member of the TWX Group on such agreed-upon date due to a leave of absence, and any offer of employment made to any such employee prior to such agreed-upon date may be rescinded prior to such agreed-upon date. Each employee who is offered employment by TWCable pursuant to this Section 9.01 and who expressly accepts such offer and commences employment (other than any such employees whose offers of employment are rescinded pursuant to the proviso in the second sentence of this paragraph or the second proviso in the third sentence of this paragraph) is referred to herein as a “Transferred Employee”. The employment of each Transferred Employee with TWX or any Subsidiary of TWX shall be terminated, and each Transferred Employee shall become employed by TWCable, effective as of the Transfer Time. For a period of not less than two years following the Transfer Time, TWCable shall maintain or cause to be maintained for the benefit of each Transferred Employee base salary or hourly compensation, as applicable, and annual cash incentive opportunities and long-term incentive opportunities that are substantially comparable in the aggregate to the base salary or hourly compensation, annual cash incentive opportunities and long-term incentive opportunities provided to similarly situated employees of TWCable and its Subsidiaries; provided, however, that nothing herein shall be construed as requiring TWCable to continue the employment of any specific person for any particular period of time after the Transfer Time. No member of the TWCable Group shall be responsible for any severance payments or benefits in respect of the termination of employment or constructive termination of employment of any employee of any member of the TWX Group in connection with the Separation; provided, however, that the applicable member of the TWCable Group shall be responsible for severance payments or benefits in respect of the termination of employment or constructive termination of employment of any Transferred Employee by TWCable following the Transfer Time.
          (b)  As of the Transfer Time, each Transferred Employee shall cease active participation in all TWX Benefit Plans.
          (c)  The provisions of this Article IX relating to the provision of compensation and benefits to Transferred Employees shall not apply to any Transferred Employee covered by a collective bargaining agreement.
          (d)  As of the Separation Date, except as otherwise expressly provided in this Agreement, (i) TWX shall, or shall cause one or more members of the TWX Group to, retain, pay, perform, fulfill and discharge all Liabilities arising out of or relating to all TWX Benefit Plans and TWX Benefit Agreements and (ii) TWCable shall, or shall cause one or more members of the TWCable Group to, retain, pay, perform, fulfill and discharge all Liabilities arising out of or relating to all TWCable Benefit Plans and TWCable Benefit Agreements. Notwithstanding the foregoing, and unless otherwise provided in this Agreement, (A) if any member of the TWCable Group and any member of the TWX Group are both parties to any Benefit Agreement in effect on the date of this Agreement, then each such party shall continue to honor its respective obligations under such Benefit Agreement, (B) if, in the case of any TWCable Benefit Agreement in effect on the date of this Agreement, there are any specific compensation or benefit items provided for therein that (x) TWCable and TWX intend or expect to be provided by any member of the TWX Group or (y) the terms of such TWCable Benefit Agreement reflect an intent or expectation that any specific compensation or benefit item provided for therein be provided by any member of the TWX Group, then, in the case of clause (x) or (y), such member of the TWX Group shall honor its obligations with respect to such specific compensation or benefit items and (C) if, in the case of any TWX Benefit Agreement in effect on the date of this Agreement, (x) there are any specific compensation or benefit items provided for therein that TWCable and TWX intend or expect to be provided by any member of the TWCable Group or (y) the terms of such TWX Benefit Agreement reflect an intent or expectation that any specific compensation or benefit item provided for therein be provided by any member of the TWCable Group, then, in the case of clause (x) or (y), such member of the TWCable Group shall honor its obligations with respect to such specific compensation or benefit items.
          SECTION 9.02. Annual Bonuses for Year of Separation. Following the end of the calendar year that includes the Transfer Time, TWX shall inform TWCable in writing of the bonus payable to each Transferred Employee under the applicable annual incentive plan or arrangement of TWX or any Subsidiary of TWX with respect to the portion of such calendar year ending at the Transfer Time. TWCable shall, or shall cause its Affiliates to, pay each Transferred Employee such bonus promptly following the end of such calendar year. TWX shall promptly thereafter reimburse TWCable for the aggregate amount of such bonuses paid with respect to the portion of such calendar year ending at the Transfer Time.

          SECTION 9.03. Service Credit. Service of Post-Separation TWCable Employees with any member of the TWCable Group or any other employer other than any member of the TWX Group from and after the Separation Date shall not be taken into account for any purpose under the TWX Benefit Plans, except for purposes of determining the timing of the payment of compensation or the provision of benefits under any TWX Benefit Plan to the extent that the timing of such payment or provision is triggered under such TWX Benefit Plan by a Post-Separation TWCable Employee’s separation from service from the TWCable Group. TWCable shall, and shall cause its Affiliates to, credit service accrued by each Post-Separation TWCable Employee with, or otherwise recognized for benefit plan purposes by, TWX or any Subsidiary of TWX for purposes of (i) eligibility and vesting under each TWCable Benefit Plan under which service is relevant in determining eligibility and vesting (including each TWCable Benefit Plan that provides retiree medical benefits, including the Access 55 Plan), (ii) determining the amount of severance payments and benefits payable under each TWCable Benefit Plan that provides severance payments or benefits and (iii) in the case of Transferred Employees, determining the number of vacation days to which each Transferred Employee will be entitled following the Transfer Time, in the case of clause (i), (ii) and (iii), (A) to the same extent recognized by TWX or the corresponding TWX Benefit Plan immediately prior to the Separation Date or Transfer Time, as applicable, and (B) except to the extent such credit would result in a duplication of benefits for the same period of service.
          SECTION 9.04. Certain Welfare Benefit Plan Matters. (a)  Without limiting the generality of Section 9.01(b), the Transferred Employees shall cease all participation in all TWX Benefit Plans that provide life insurance, health care, dental care, accidental death and dismemberment insurance, disability, severance, vacation or other group welfare or fringe benefits (“TWX Welfare Plans”) effective as of the Transfer Time. TWCable shall, and shall cause its Affiliates to, (i) for a period of not less than two years following the Transfer Time, provide benefits to all Transferred Employees that are substantially comparable in the aggregate to those provided by TWCable and its Affiliates to similarly situated employees under the TWCable Benefit Plans that provide life insurance, health care, dental care, accidental death and dismemberment insurance, disability, severance, vacation or other group welfare or fringe benefits (“TWCable Welfare Plans”), (ii) waive, or with respect to TWCable Welfare Plans insured through third-party insurance carriers, use commercially reasonable efforts to cause such insurance carriers to waive, all limitations as to preexisting conditions, exclusions and waiting periods and actively-at-work requirements with respect to eligibility, participation and coverage requirements applicable to the Transferred Employees and their dependents under the TWCable Welfare Plans to the extent satisfied or waived under the applicable corresponding TWX Welfare Plan immediately prior to the Transfer Time and (iii) provide or, with respect to TWCable Welfare Plans insured through third-party insurance carriers, use commercially reasonable efforts to cause such insurance carriers to provide, each Transferred Employee and his or her eligible dependents with credit under the TWCable Welfare Plans for any co-payments, co-insurance and deductibles paid under corresponding TWX Welfare Plans prior to the Transfer Time in the plan year in which the Transfer Time occurs for purposes of satisfying any applicable deductible or out-of-pocket requirements under any

TWCable Welfare Plans in which the Transferred Employees participate following the Transfer Time.
          (b)  Except as otherwise required under applicable Law, TWX shall be responsible in accordance with the applicable TWX Welfare Plans in effect prior to the Transfer Time for all claims incurred under such plans prior to the Transfer Time by Transferred Employees and their covered dependents and beneficiaries. Except as otherwise required under applicable Law, TWCable shall be responsible in accordance with the applicable TWCable Welfare Plans for all claims incurred from and after the Transfer Time by Transferred Employees and their covered dependents and beneficiaries. Except as otherwise provided under applicable Law, for purposes of this Section 9.04(b), a claim shall be deemed to be incurred as follows: (i) health, dental, vision, employee assistance program and prescription drug benefits (including in respect of any hospital confinement), upon provision of such services, materials or supplies, and (ii) life, disability, accidental death and dismemberment and business travel accident insurance benefits, upon the death, illness or accident giving rise to such benefits.
          SECTION 9.05. Defined Benefit Pension Plans. Effective as of the Separation Date, each Post-Separation TWCable Employee who is a participant as of the Separation Date (or, in the case of a Transferred Employee, as of immediately prior to the Transfer Time) in one or more TWX Benefit Plans that are defined benefit pension plans, whether or not tax-qualified (each such plan, a “TWX Pension Plan”), including the TWX Excess Benefit Pension Plan, shall cease active participation in such TWX Pension Plans and, without limiting the generality of the first sentence of Section 9.03, service with any member of the TWCable Group or any other employer other than any member of the TWX Group from and after the Separation Date shall not be taken into account for any purpose under such TWX Pension Plans, except for purposes of determining the timing of the payment of compensation or the provision of benefits under any TWX Pension Plan to the extent that such payment or provision is triggered under such TWX Pension Plan by a Post-Separation TWCable Employee’s separation from service from the TWCable Group. Notwithstanding any provision of this Agreement to the contrary, on and following the Separation Date, TWX or its applicable Subsidiaries shall retain, or shall cause the applicable TWX Pension Plans to retain, sponsorship of each TWX Pension Plan and all assets and Liabilities arising out of or relating to each TWX Pension Plan, and shall make payments to Post-Separation TWCable Employees and former employees of any member of the TWCable Group with vested rights thereunder and their applicable beneficiaries, in accordance with the terms of the applicable TWX Pension Plans as in effect from time to time.
          SECTION 9.06. U.S. Tax-Qualified Savings/401(k) Plan. Each Transferred Employee participating in the TWX Benefit Plan that is a defined contribution plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (and the related trust exempt from tax under Section 501(a) of the Code) (“TWX 401(k) Plan”) immediately prior to the Transfer Time shall become a participant in a TWCable Benefit Plan that is a defined contribution plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (and a related trust exempt from tax under Section 501(a) of the

Code) (“TWCable 401(k) Plan”) as of the Transfer Time. TWCable shall cause a TWCable 401(k) Plan to allow each Post-Separation TWCable Employee to make a “direct rollover” to such TWCable 401(k) Plan of the account balances of such Post-Separation TWCable Employee if such a rollover is elected in accordance with applicable Law by such Post-Separation TWCable Employee. TWX and TWCable shall cooperate with each other (and, to the extent permitted under applicable Law, cause the trustees of the TWX 401(k) Plan and each TWCable 401(k) Plan to cooperate with each other) with respect to the rollover of the account balances to a TWCable 401(k) Plan. For the avoidance of doubt, (i) TWX shall have no responsibility for any failure of TWCable to properly administer any TWCable 401(k) Plan in accordance with its terms and applicable Law, including without limitation any failure to properly administer the accounts of Post-Separation TWCable Employees and their beneficiaries who have effected a direct rollover of their account balances from the TWX 401(k) Plan to any TWCable 401(k) Plan, and TWCable shall indemnify and hold harmless the members of the TWX Group from all costs, expenses or other damages that may result to any such members from any such failure and (ii) TWCable shall have no responsibility for any failure of TWX to properly administer any TWX 401(k) Plan in accordance with its terms and applicable Law, including any failure to properly administer the accounts of Post-Separation TWCable Employees and their beneficiaries in such TWX 401(k) Plan, and TWX shall indemnify and hold harmless the members of the TWCable Group from all costs, expenses or other damages that may result to any such members from any such failure. TWX shall take all steps necessary, including amending the TWX 401(k) Plan, so that the Separation shall result in a severance from employment for Post-Separation TWCable Employees for purposes of the TWX 401(k) Plan.
          SECTION 9.07. Vesting in Pension Benefits. Notwithstanding anything to the contrary in Section 9.03 of this Agreement, TWX shall take all steps necessary, including amending any TWX Benefit Plan, so that, as of the Separation Date, each Post-Separation TWCable Employee is fully vested in his or her benefits under each TWX Pension Plan and TWX 401(k) Plan in which such Post-Separation TWCable Employee participated while an employee of a member of the TWX Group. TWCable shall take all steps necessary, including amending any TWCable Benefit Plan, so that, as of the Separation Date, each employee of any member of the TWX Group is fully vested in his or her benefits under each TWCable Benefit Plan that is a defined benefit pension plan, whether or not tax-qualified, and each TWCable 401(k) Plan in which such employee participated while an employee of a member of the TWCable Group.
          SECTION 9.08. Trust Separation. The Time Warner Inc. Master Pension Trust (the “Pension Trust”) shall be separated with respect to the assets of the Time Warner Pension Plan, on the one hand, and the assets of the Time Warner Cable Pension Plan and the Time Warner Cable Union Pension Plan, on the other hand. The Time Warner Defined Contribution Plans Master Trust (the “Defined Contribution Trust”) shall be separated with respect to the assets of the Time Warner Savings Plan and the assets of the TWC Savings Plan. The parties shall cooperate in good faith to complete such separation on commercially reasonable terms and conditions, no later than the Separation Date, taking into consideration the best interests of the plan participants as determined by the appropriate plan sponsor or fiduciary, including the appointment of separate trustees and establishment of separate trust agreements. Upon separation of the Pension Trust, the assets allocated to the Time Warner Pension Plan, on the one hand, and the assets allocated to the Time Warner Cable Pension Plan and the Time Warner Cable Union Pension Plan, on the other hand, shall be transferred to separate trusts or funding arrangements established for such plans in accordance with the directions of the applicable plan sponsor or fiduciary. Upon separation of the Defined Contribution Trust, the assets allocated to the Time Warner Savings Plan and the TWC Savings Plan shall be transferred to separate trusts or funding arrangements established for such plans in accordance with the directions of the applicable plan sponsor or fiduciary.
          SECTION 9.09. Deferred Compensation. (a)  TWCable hereby acknowledges that each of the employees or former employees whose name is set forth on Schedule 9.09(a) has been granted deferred compensation (“Employee Deferred Compensation”) that has been deposited in one or more special accounts (the “Deferred Compensation Accounts”) maintained on the books of one or more TWE grantor trusts for such employee’s or former employee’s benefit, as described in such employee’s or former employee’s employment agreement. TWX hereby acknowledges that, as of the date of this Agreement, no employee or former employee of any member of the TWCable Group or any member of the TWX Group, other than the individuals whose names are set forth on Schedule 9.09(a), has been granted Employee Deferred Compensation that has been deposited in Deferred Compensation Accounts maintained on the books of a TWE grantor trust. The parties shall cooperate in good faith to arrange for the transfer of the administration of such trusts to TWCable on commercially reasonable terms and conditions no later than the Separation Date, taking into consideration the best interests of the affected employees as determined by the appropriate plan sponsor or fiduciary.
          (b)  TWX shall retain, or cause any member of the TWX Group to retain, all assets and all Liabilities arising out of or relating to the TWX 2004 Deferred Compensation Plan, the TWX 2005 Deferred Compensation Plan, the TWX Excess Benefit Pension Plan and all other TWX Benefit Plans that provide for nonqualified deferred compensation, and all trusts relating to such TWX Benefit Plans, including any grantor or “rabbi trust”, and shall make payments to all participants in such plans who are Post-Separation TWCable Employees or former employees of any member of the TWCable Group and their respective beneficiaries in accordance with the terms of the applicable plan. TWCable shall retain, or cause any member of the TWCable Group to retain, all assets and all Liabilities arising out of or relating to the TWE Deferred Compensation Plan, the TWCable Excess Benefit Pension Plan and all other TWCable Benefit Plans that provide for nonqualified deferred compensation, and all trusts relating to such TWCable Benefit Plans, including any grantor or “rabbi trust”, and shall make payments to all participants in such plans who are current or former employees of any member of the TWX Group and their respective beneficiaries in accordance with the terms of the applicable plan.
          (c)  TWX and TWCable acknowledge that neither the Separation nor any of the other transactions contemplated by this Agreement will trigger a payment or distribution of compensation under the TWX 2004 Deferred Compensation Plan, the TWX 2005 Deferred Compensation Plan, the TWX Excess Benefit Pension Plan, the

TWX 1993 Deferred Compensation Plan or the TWX Excess Profit Sharing Plan (each, a “TWX Nonqualified Plan”) for any Post-Separation TWCable Employee and, consequently, that the payment or distribution of any compensation to which any Post-Separation TWCable Employee is entitled under any TWX Nonqualified Plan will occur upon such Post-Separation TWCable Employee’s separation from service from the TWCable Group or at such other time as provided in such TWX Nonqualified Plan or such TWCable Employee’s deferral election. Notwithstanding the foregoing, if TWX and TWCable reasonably determine that the Separation or any other transaction contemplated by this Agreement will trigger a payment or distribution of compensation under any TWX Nonqualified Plan for any Post-Separation TWCable Employee, TWX and TWCable shall cooperate in good faith so that neither the Separation nor any of the other transactions contemplated by this Agreement will trigger any such payment or distribution; provided, however, that neither TWX nor TWCable shall be required to take any action to the extent that such action would cause any TWX Nonqualified Plan or payment thereunder to fail to comply with Section 409A of the Code. In addition, if requested by TWCable, TWX shall allow, or cause any member of the TWX Group to allow, each Post-Separation TWCable Employee to elect in 2008, but no later than the Separation Date, to change the time and/or form of each of such employee’s distributions under the TWX 2004 Deferred Compensation Plan and the TWX 2005 Deferred Compensation Plan, in a manner consistent with Section 409A of the Code. If requested by TWCable, and if such elections would be compliant with applicable Law, TWX shall use commercially reasonable efforts to allow, or cause any member of the TWX Group to allow, each Post-Separation TWCable Employee to elect in 2008, but no later than the Separation Date, to change the time and/or form of each of such employee’s distributions under the TWX Excess Benefit Pension Plan.
          (d)  TWX and TWCable shall cooperate in good faith so that the Separation will not result in adverse tax consequences under Section 409A of the Code to any current or former employee of any member of the TWX Group or any member of the TWCable Group, or their respective beneficiaries, in respect of his or her benefits under any TWX Benefit Plan or TWCable Benefit Plan.
          (e)  TWX and TWCable shall cooperate in good faith so that each company owned life insurance policy that is an asset of the TWE Deferred Compensation Plan is held in the name of a member of the TWCable Group as of the Separation Date.
          SECTION 9.10. Flexible Spending Accounts. TWCable shall, or shall cause its Affiliates to, have in effect, as of the Transfer Time, flexible spending reimbursement accounts under a cafeteria plan qualifying under Section 125 of the Code (“TWCable Cafeteria Plan”) that provide benefits to each Transferred Employee that are substantially comparable to those provided to such Transferred Employee under the flexible spending reimbursement accounts under the cafeteria plan in which such Transferred Employee participates immediately prior to the Transfer Time (as applicable, “TWX Cafeteria Plan”). TWCable shall, or shall cause its Affiliates to, cause the TWCable Cafeteria Plan to accept, effective as of the Transfer Time, a spin-off of the flexible spending reimbursement accounts of Transferred Employees from the TWX Cafeteria Plan and to honor and continue through the end of the plan year in which the

Transfer Time occurs the elections made by each Transferred Employee under the TWX Cafeteria Plan for the plan year in which the Transfer Time occurs. As soon as practicable, but no later than 45 days, following the Transfer Time, TWX shall cause to be transferred from the TWX Cafeteria Plan to the TWCable Cafeteria Plan the excess, if any, of the aggregate accumulated contributions to the flexible spending reimbursement accounts made prior to the Transfer Time during the plan year in which the Transfer Time occurs by Transferred Employees under the TWX Cafeteria Plan over the aggregate reimbursement payouts made to the Transferred Employees prior to the Transfer Time for such plan year from such accounts. If the aggregate reimbursement payouts made to Transferred Employees prior to the Transfer Time from the flexible spending reimbursement accounts during the plan year in which the Transfer Time occurs exceed the aggregate accumulated contributions to such accounts made by the Transferred Employees prior to the Transfer Time for such plan year, TWCable shall cause such excess to be transferred to TWX as soon as practicable, but no later than 45 days, following the Transfer Time. Notwithstanding Section 9.04(b) above, on and after the Transfer Time, TWCable or its Affiliates shall assume and be solely responsible for all claims by Transferred Employees under the TWX Cafeteria Plan that were incurred in the year in which the Transfer Time occurs, whether incurred prior to, on or after the Transfer Time, that have not been paid in full as of the Transfer Time. On or before the Transfer Time, TWCable shall provide TWX with documentation evidencing the proper amendment to the TWCable Cafeteria Plan to reflect the provisions of this Section 9.10.
          SECTION 9.11. Transportation Reimbursement Accounts. As soon as practicable following the Transfer Time, TWX shall cause the account balances of Transferred Employees under the TWX Transportation Reimbursement Account (“TRA”) Plan to be transferred to the TWCable TRA Plan. Any claims of Transferred Employees incurred prior to the date of transfer of such account balances and not paid as of such date shall be paid by the TWCable TRA Plan.
          SECTION 9.12. Vacation. Promptly following the Transfer Time, TWX shall make a cash payment to each Transferred Employee for any vacation or annual leave days accrued or earned for the year in which the Transfer Time occurs, but not yet used by such Transferred Employee as of the Transfer Time. TWCable shall not assume any Liability for such vacation or annual leave days.
          SECTION 9.13. TWX Equity Awards. On and following the Separation Date, each outstanding share of TWX Common Stock that is subject to restrictions based on performance or continuing service, option to purchase TWX Common Stock and performance stock unit and restricted stock unit payable in shares of TWX Common Stock or the value of which is determined by reference to the value of shares of TWX Common Stock, in each case that was granted under or pursuant to any equity compensation plan of TWX (each such share, option, performance stock unit or restricted stock unit, a “TWX Equity Compensation Award”), that, immediately prior to the Separation Date, is held by any Post-Separation TWCable Employee or former employee of any member of the TWCable Group shall be treated as provided in the equity compensation plan under which such TWX Equity Compensation Award was granted, the award agreement governing such TWX Equity Compensation Award and any employment agreement to which such Post-Separation TWCable Employee or former employee is a party as in effect on the date of this Agreement; provided, however, that any such TWX Equity Compensation Award that is not forfeited by its holder as a result of the Separation shall be adjusted to reflect the Separation in the same manner, if any, as similar TWX Equity Compensation Awards held by employees of the TWX Group immediately prior to the Separation (other than Transferred Employees) are adjusted, as determined in the sole discretion of TWX; provided further, however, that TWX may amend any such TWX Equity Compensation Award in any manner that TWX determines is necessary in order to avoid additional Taxes and penalties under Section 409A of the Code. TWX hereby acknowledges that each Post-Separation TWCable Employee who, on the Separation Date, meets the eligibility requirements for retirement treatment in the event of a voluntary termination of employment with respect to any TWX Equity Compensation Award held by such Post-Separation TWCable Employee on the Separation Date, as determined under the applicable equity compensation plan or award agreement, will, in connection with the Separation, receive the benefit of any provisions of such equity compensation plan or award agreement that provide for accelerated vesting of such TWX Equity Compensation Award or an extended time period to exercise any such TWX Equity Compensation Award that is a vested stock option in connection with a termination of employment due to retirement.
          SECTION 9.14. Employer Rights. Except as expressly provided herein, nothing in this Agreement shall prohibit any member of the TWX Group or any member of the TWCable Group from amending, modifying or terminating any employee benefit plan, program or arrangement at any time within its sole discretion, and this Agreement is not intended to create or amend any Benefit Plan.
          SECTION 9.15. No Rights Conferred on Employees. Nothing herein expressed or implied shall confer upon any current or former employees of TWX or TWCable, or any of their respective Subsidiaries, any rights or remedies of any nature or kind whatsoever under or by reason of the Agreement, including, without limitation, any right to employment or continued employment for any specified period.
          SECTION 9.16. Miscellaneous. (a)  Following the date of this Agreement, TWX and TWCable shall, and shall cause their respective Subsidiaries to, use commercially reasonable efforts to cooperate with respect to any employee compensation or benefits matters that the parties reasonably agree require the cooperation of both parties and that are not the subject of a specific agreement in any other provision of this Article IX.
          (b)  Prior to the Separation Date, TWX and TWCable shall use commercially reasonable efforts to (i) negotiate with the current third-party providers to separate and assign the applicable rights and obligations under each group insurance policy, health maintenance organization, administrative services contract, third-party administrator agreement, letter of understanding or arrangement that pertains to one or more TWX Welfare Plans and one or more TWCable Welfare Plans (each, a “Vendor Contract”) to the extent that such rights or obligations pertain to Post-Separation TWCable Employees, (ii) obtain and maintain pricing discounts or other preferential terms under the Vendor Contracts and (iii) maintain the premium and administrative rates under the Vendor Contracts in effect immediately prior to the Separation Date based on the aggregate number of participants in the TWX Welfare Plans and TWCable Welfare Plans. At TWCable’s reasonable request, TWCable and TWX shall use commercially reasonable efforts so that the TWCable Group may participate in the terms and conditions of such Vendor Contracts until a date that is not later than December 31, 2009. Prior to the Separation Date, TWX and TWCable shall use commercially reasonable efforts to negotiate with applicable consultants, plan auditors, investment advisors, legal advisors and other third-party providers of services to TWX in connection with the Benefit Plans to maintain pricing discounts or other preferential terms in effect as of immediately prior to the Separation Date.
          (c)  TWCable hereby acknowledges that TWX has provided administration services for certain TWCable Benefit Plans, including the TWE Deferred Compensation Plan, the TWCable Excess Benefit Pension Plan and the Deferred Compensation Accounts, and TWCable agrees to assume responsibility for the administration and administration costs of such plans. The parties shall cooperate in good faith to complete such transfer of responsibility on commercially reasonable terms and conditions effective no later than the Separation Date.
ARTICLE X
Other Matters
          SECTION 10.01. Tax Matters. This Agreement and the Ancillary Agreements (other than the Tax Matters Agreement) shall not govern indemnification for, or other matters relating to, Taxes, which shall be governed exclusively by the Tax Matters Agreement.
          SECTION 10.02. Insurance. (a)  Without limiting any of the rights or obligations of the parties pursuant to Section 10.02(b), TWX and TWCable acknowledge that, as of the Separation Date, TWX intends to take such action as it may deem necessary or desirable to remove the members of the TWCable Group and their respective employees, officers and directors as insured parties under any policy of insurance issued to any member of the TWX Group by any insurance carrier in respect of periods following the Separation Date, and to cancel or transfer, effective as of the Separation Date, any surety bond issued by any member of the TWX Group on behalf of TWCable, and that the TWCable Group will not be entitled, absent mutual agreement otherwise, to make any claims for insurance thereunder either to the extent such claims are based upon conduct or injury or other events occurring following the Separation Date or to the extent such claims are precluded by the terms of any such policies. No member of the TWX Group shall be deemed to have made any representation or warranty as to the availability of any coverage under any such insurance policy. Notwithstanding the foregoing, TWX shall, and shall cause the other members of the TWX Group to, use commercially reasonable efforts to take such actions as are necessary to cause all “occurrence-based” insurance policies of the TWX Group that immediately prior to the Separation provide coverage to or with respect to the TWCable Business to continue to provide such coverage with respect to acts, omissions, and events occurring prior to the Separation in accordance with their terms as if the Separation had not occurred.
          (b)  From and after the Separation Date, the members of each of the TWX Group and the TWCable Group shall have the right to assert Pre-Separation Occurrence Based Insurance Claims and to resolve such existing and pending Pre-Separation Insurance Claims under the applicable TWX insurance policies up to the full extent of the applicable and available limits of Liability of such policy.
          (c)  With respect to Pre-Separation Occurrence Based Insurance Claims, whether or not known or reported prior to the Separation Date, TWCable shall, or shall cause the applicable member of the TWCable Group to, report such claims arising from the TWCable Business directly to the applicable insurer and TWCable shall, or shall cause the applicable member of TWCable Group to, individually, and not jointly, assume and be responsible for the reimbursement Liability (i.e., deductible or retention) related to its portion of the Liability and/or any retrospective premium charges associated with the claim so submitted by it, unless otherwise agreed in writing by TWX. TWX shall, and shall cause each member of the TWX Group to, cooperate and assist the applicable member of the TWCable Group with respect to such claims and TWX and TWCable shall, and shall cause the member of their respective Groups to, take all actions reasonably necessary to cause the insurers to agree that such Liability shall be the individual Liability of the applicable member of the TWCable Group, which shall include arranging for the applicable member of the TWCable Group to post any such collateral in respect of the reimbursement obligations as may reasonably be requested by the insurers. If any insurer does not agree that such Liabilities are the individual Liability of the applicable member of the TWCable Group, the applicable member of the TWCable Group shall continue to reimburse TWX for all such Liability costs in the same manner as prior to the Separation Date.
          (d)  TWX shall not be liable to TWCable for claims, or portions of claims, not reimbursed by insurers under any policy for any reason, including coinsurance provisions, deductibles, quota share deductibles, self-insured retentions, bankruptcy or insolvency of any insurance carrier(s), policy limitations or restrictions (including exhaustion of limits), any coverage disputes, any failure to timely file a claim by any member of the TWX Group or any member of the TWCable Group, or any defect in such claim or its processing. In the event that insurable claims of both TWX and TWCable (or the members of their respective Groups) exist relating to the same occurrence, the Parties shall jointly defend and waive any conflict of interest necessary to the conduct of the joint defense and shall not settle or compromise any such claim without the consent of the other (which consent shall not be unreasonably withheld or delayed subject to the terms and conditions of the applicable insurance policy). Nothing in this Section 10.02 shall be construed to limit or otherwise alter in any way the obligations of the Parties, including those created by this Agreement, by operation of Law or otherwise.
          (e)  The Parties shall use commercially reasonable efforts to cooperate with respect to the various insurance matters contemplated by this Section 10.02.

          SECTION 10.03. No Representations or Warranties. EACH PARTY, ON BEHALF OF ITSELF AND, IN THE CASE OF EITHER TWX OR TWCABLE, ALL MEMBERS OF ITS RESPECTIVE GROUP, UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN ANY ANCILLARY AGREEMENT, (A) NO MEMBER OF THE TWX GROUP, THE TWCABLE GROUP OR ANY OTHER PERSON IS MAKING ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, TO ANY PARTY OR ANY MEMBER OF ANY GROUP IN ANY WAY WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY OR THE BUSINESS ASSETS, CONDITION OR PROSPECTS (FINANCIAL OR OTHERWISE) OF, OR ANY OTHER MATTER INVOLVING, ANY ASSETS OF TWCABLE OR TWX, ANY LIABILITIES OF TWCABLE OR TWX, THE TWCABLE BUSINESS OR THE TWX BUSINESS; AND (B) EXCEPT AS SET FORTH HEREIN OR IN ANY ANCILLARY AGREEMENT, NONE OF TWX, TWCABLE, ANY MEMBER OF THE TWX GROUP OR THE TWCABLE GROUP OR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE SEPARATION, THE ENTERING INTO OF THIS AGREEMENT AND THE ANCILLARY AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
ARTICLE XI
Termination
          SECTION 11.01. Termination. (a)  This Agreement may be terminated at any time by the mutual consent of the Parties hereto.
          (b)  Prior to the Special Dividend Payment Date, each of the TWX Parties and the TWCable Parties shall have the right to terminate this Agreement at any time if there shall have been a Material Adverse Effect on TWCable, subject to providing the other party with written notice of their intent to terminate; provided, however, that the notice period shall be the shorter of (i) 30 days or (ii) the time remaining between the determination of the occurrence of the Material Adverse Effect on TWCable and the Special Dividend Declaration Date or, if the Special Dividend Declaration Date has already occurred, the Special Dividend Payment Date.
          (c)  After the TWNY Exchange, each of TWX and TWCable shall have the right to terminate this Agreement if there shall have been issued a permanent injunction or other similar Government Order preventing the consummation of the Separation and such injunction or Government Order shall have become final and not subject to appeal or other review.
          (d)  If the TWNY Exchange shall not have occurred by March 31, 2009, this Agreement shall be automatically terminated.

          SECTION 11.02. Effect of Termination. In the event of any termination of this Agreement, no Party to this Agreement (or any of its directors or officers) shall have any Liability or further obligation under this Agreement to any other Party.
ARTICLE XII
Miscellaneous
          SECTION 12.01. Expenses. Except as otherwise provided in this Agreement or any of the Ancillary Agreements, all fees and expenses incurred in connection with the Separation shall be paid by the Party incurring such fees or expenses, whether or not the Separation is consummated.
          SECTION 12.02. Amendment; Extension; Waiver. This Agreement may be amended, modified or supplemented only by a written agreement signed by each of the Parties hereto and, in the case of TWCable, following approval by the Special Committee. At any time prior to the Separation Date, TWX and TWCable may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.
          SECTION 12.03. Notices. All notices, requests, claims, demands and other communications under this Agreement and any of the Ancillary Agreements shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):
          if to TWX, WCI, ATC or Historic TW, to:
Time Warner Inc.
One Time Warner Center
New York, NY 10019

Attention: General Counsel
Fax: (212) 484-7167

with a copy to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019

Attention: Richard Hall
Fax: (212) 474-3700
          if to TWCable, TWE or TWNY, to:
Time Warner Cable Inc.
One Time Warner Center
North Tower
New York, NY 10019

Attention: Marc Lawrence-Apfelbaum
Fax: (704) 973-6201

with a copy to:

James E. Copeland, Jr.
c/o Deloitte Services LLP
285 Peachtree Center Avenue
Atlanta, GA 30303

Fax: (404) 631-8671

with an additional copy to:

Paul, Weiss, Rifkind, Wharton & Garrison, LLP
1285 Avenue of the Americas
New York, NY 10019-6064

Attention: Robert B. Schumer
                 Ariel J. Deckelbaum
Fax: (212) 757-3990

with an additional copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036

Attention: Stephen F. Arcano
Fax: (212) 735-2000
          SECTION 12.04. Interpretation. When a reference is made in this Agreement to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

          SECTION 12.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, TWX and TWCable shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.
          SECTION 12.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.
          SECTION 12.07. Effect on Prior Agreements. This Agreement, taken together with the Ancillary Agreements, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Separation. In the event there is any conflict between the provisions of this Agreement and provisions of prior written or oral agreements between TWX or its Affiliates and TWCable or its Affiliates, the provisions of this Agreement shall govern, and such provisions in such prior agreements are deemed to be amended so as to conform with this Agreement. Notwithstanding the foregoing and for the avoidance of doubt, nothing herein is intended to amend, limit, abrogate or otherwise modify the rights and obligations of any member of the TWX Group or the TWCable Group pursuant to (a) that certain Amended and Restated Distribution Agreement, dated as of March 31, 2003, by and among TWE, WCI, TWX and TWCable, (b) that certain Amended and Restated Initial TWIC Contribution Agreement, dated as of March 28, 2003, by and among TWI Cable Inc., WCI and TWX, (c) the Amended and Restated Contribution Agreement, dated as of March 31, 2003, by and among TWCable, WCI and TWX, (d) the Reimbursement Agreement (but subject to the Reimbursement Agreement Amendment and Transition Services Agreement), (e) the Intellectual Property Agreement dated as of August 20, 2002 by and between TWE and WCI and the amendment thereto, dated as of March 31, 2003, by and between TWE and WCI and (f) the Intellectual Property Agreement dated as of August 20, 2002 by and between TWCable and WCI and the amendment thereto, dated as of March 31, 2003, by and between TWCable and WCI.
          SECTION 12.08. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties and their respective successors, legal representatives and permitted assigns, any rights or remedies under or by reason of this Agreement.
          SECTION 12.09. Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating a relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship set forth herein.
          SECTION 12.10. Survival of Representations, Covenants and Agreements. All representations and warranties of the Parties contained in this Agreement shall enter into force and effect upon the signing of this Agreement and shall expire and be of no further force and effect from and after the Separation Date. All covenants and agreements of the Parties contained in this Agreement shall survive until performed or discharged in full in accordance with their respective terms and shall be unaffected by any sale or other transfer by the TWX Group, on the one hand, or the TWCable Group, on the other hand, of any of their respective assets or businesses or the assignment by the TWX Group, on the one hand, or the TWCable Group, on the other hand, of any of their respective Liabilities. In particular, the covenant contained in Section 4.14 shall survive in perpetuity. Notwithstanding anything to the contrary contained in this Agreement, no Party shall be liable under this Agreement to any other Party for any consequential, punitive, special, incidental or indirect damages, including lost profits.
          SECTION 12.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the Laws of Delaware are mandatorily applicable to any of the Transactions contemplated by this Agreement.
          SECTION 12.12. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any Party without the prior written consent of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.
          SECTION 12.13. Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or any of the Ancillary Agreements were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or any of the Ancillary Agreements and to enforce specifically the terms and provisions of this Agreement and each of the Ancillary Agreements in any New York state court or any Federal court located in the State of New York or the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the Parties hereto (a) consents to submit itself to the personal jurisdiction of any New York state court or any Federal court located in the State of New York or the State of Delaware or any Delaware state court in the event any dispute arises out of the Separation, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any Action relating to the Separation in any court other than any New York state court or any Federal court sitting in the State of New York or the State of Delaware or any Delaware state court and (d) waives any right to trial by jury with respect to any Action related to or arising out of this Agreement, any of the Ancillary Agreements or the Separation.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized representatives.

TIME WARNER INC., by
/s/ John K. Martin, Jr.
Name:	John K. Martin, Jr.
Title:	Executive Vice President & Chief Financial Officer

TIME WARNER CABLE INC., by
/s/ Robert D. Marcus
Name:	Robert D. Marcus
Title:	Senior Executive Vice President & Chief Financial Officer

TIME WARNER ENTERTAINMENT COMPANY, L.P., by
/s/ Robert D. Marcus
Name:	Robert D. Marcus
Title:	Senior Executive Vice President & Chief Financial Officer

TW NY CABLE HOLDING INC., by
/s/ Robert D. Marcus
Name:	Robert D. Marcus
Title:	Senior Executive Vice President

WARNER COMMUNICATIONS INC., by
/s/ John K. Martin, Jr.
Name:	John K. Martin, Jr.
Title:	Executive Vice President & Chief Financial Officer

HISTORIC TW INC., by
/s/ John K. Martin, Jr.
Name:	John K. Martin, Jr.
Title:	Executive Vice President & Chief Financial Officer

AMERICAN TELEVISION AND COMMUNICATIONS CORPORATION, by
/s/ John K. Martin, Jr.
Name:	John K. Martin, Jr.
Title:	Executive Vice President & Chief Financial Officer